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                                CREDIT AGREEMENT


                         DATED AS OF SEPTEMBER 23, 1999

                                  BY AND AMONG

                                  SBARRO, INC.

                                       AND

                             EUROPEAN AMERICAN BANK
                                    AS AGENT

                                       AND

                            THE LENDERS PARTY HERETO


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                                TABLE OF CONTENTS


ARTICLE I
         DEFINITIONS AND ACCOUNTING TERMS.....................................1
         SECTION 1.01.      Definitions.......................................1
         SECTION 1.02.      Terms Generally..................................25

ARTICLE II
         LOANS...............................................................26
         SECTION 2.01.      Revolving Credit Loans...........................26
         SECTION 2.02.      Revolving Credit Note............................27
         SECTION 2.03.      Letters of Credit................................27

ARTICLE III
         PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
         FEES AND PAYMENTS...................................................30
         SECTION 3.01.      Interest Rates; Continuation and Conversion
                              of Loans.......................................30
         SECTION 3.02.      Use of Proceeds..................................32
         SECTION 3.03.      Mandatory and Optional Prepayments...............32
         SECTION 3.04.      Fees.............................................33
         SECTION 3.05.      Inability to Determine Interest Rate.  ..........34
         SECTION 3.06.      Illegality.  ....................................34
         SECTION 3.07.      Increased Costs..................................34
         SECTION 3.08.      Indemnity. ......................................35
         SECTION 3.09.      Taxes............................................36
         SECTION 3.10.      Pro Rata Treatment and Payments..................37
         SECTION 3.11.      Funding and Disbursement of Loans................38

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES......................................38
         SECTION 4.01.      Organization, Powers.  ..........................38
         SECTION 4.02.      Authorization of Borrowing, Enforceable
                              Obligations....................................39
         SECTION 4.03.      Financial Condition..............................39
         SECTION 4.04.      Taxes............................................40
         SECTION 4.05.      Title to Properties..............................40
         SECTION 4.06.      Litigation.......................................40
         SECTION 4.07.      Restrictions.....................................40
         SECTION 4.08.      Compliance with ERISA............................41
         SECTION 4.09.      Federal Reserve Regulations; Use of Proceeds.....41
         SECTION 4.10.      Approvals........................................41
         SECTION 4.11.      Subsidiaries.....................................42
         SECTION 4.12.      Hazardous Materials..............................42
         SECTION 4.13.      Investment Company Act...........................42
         SECTION 4.14.      No Default.......................................42

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         SECTION 4.15.      Material Contracts...............................42
         SECTION 4.16.      Permits and Licenses.............................42
         SECTION 4.17.      Compliance with Law..............................43
         SECTION 4.18.      Y2K..............................................43
         SECTION 4.19.      Fiscal Year End..................................43
         SECTION 4.20.      Certain Agreements...............................43
         SECTION 4.21.      Representations and Warranties Contained in
                            Certain Agreements...............................43
         SECTION 4.22.      Disclosure.......................................44

ARTICLE V
         CONDITIONS OF LENDING...............................................44
         SECTION 5.01.      Conditions to Initial Extension of Credit........44
         SECTION 5.02.      Conditions to All Extensions of Credit...........47

ARTICLE VI
         AFFIRMATIVE COVENANTS...............................................48
         SECTION 6.01.      Existence, Properties, Insurance.................48
         SECTION 6.02.      Payment of Taxes.................................48
         SECTION 6.03.      Financial Statements, Reports, etc...............48
         SECTION 6.04.      Books and Records; Access to Premises............51
         SECTION 6.05.      Notice of Adverse Change.........................51
         SECTION 6.06.      Notice of Default................................51
         SECTION 6.07.      Notice of Litigation.............................51
         SECTION 6.08.      Notice of Default in Other Agreements............51
         SECTION 6.09.      Notice of ERISA Event............................51
         SECTION 6.10.      Notice of Environmental Law Violations...........52
         SECTION 6.11.      Notice Regarding Material Contracts..............52
         SECTION 6.12.      Compliance with Applicable Laws..................52
         SECTION 6.13.      Subsidiaries.....................................52
         SECTION 6.14.      Environmental Laws...............................53
         SECTION 6.15.      Imposition of Restrictive Covenants..............53

ARTICLE VII
         NEGATIVE COVENANTS..................................................54
         SECTION 7.01.      Liens............................................54
         SECTION 7.02.      Indebtedness.....................................54
         SECTION 7.03.      Guaranties.......................................54
         SECTION 7.04.      Asset Sales......................................54
         SECTION 7.05.      Sales of Receivables.  ..........................55
         SECTION 7.06.      Investments......................................55
         SECTION 7.07.      Nature of Business...............................55
         SECTION 7.08.      Sale and Leaseback...............................55
         SECTION 7.09.      Federal Reserve Regulations......................55
         SECTION 7.10.      Accounting Policies and Procedures...............55

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         SECTION 7.11.      Hazardous Materials..............................56
         SECTION 7.12.      Limitations on Fundamental Changes...............56
         SECTION 7.13.      Financial Covenants..............................56
         SECTION 7.14.      Senior Notes.....................................57
         SECTION 7.15.      Restricted Payments..............................57
         SECTION 7.16.      Transactions with Affiliates.....................60
         SECTION 7.17.      Amendments to Certain Agreements.................61
         SECTION 7.18.      Issuance of Preferred Stock......................61
         SECTION 7.19.      S Corporation Matters............................61
         SECTION 7.20.      Limitation on Issuances and Sales of Capital
                              Stock..........................................62

ARTICLE VIII
         EVENTS OF DEFAULT...................................................63
         SECTION 8.01.      Events of Default................................63

ARTICLE IX
         THE AGENT...........................................................66
         SECTION 9.01.      Appointment, Powers and Immunities...............66
         SECTION 9.02.      Reliance by Agent................................66
         SECTION 9.03.      Events of Default................................66
         SECTION 9.04.      Rights as a Lender...............................67
         SECTION 9.05.      Indemnification..................................67
         SECTION 9.06.      Non-Reliance on Agent and Other Lenders..........67
         SECTION 9.07.      Failure to Act...................................68
         SECTION 9.08.      Resignation of the Agent.........................68
         SECTION 9.09.      Sharing of Collateral and Payments...............68

ARTICLE X
         MISCELLANEOUS.......................................................69
         SECTION 10.01.     Notices..........................................69
         SECTION 10.02.     Effectiveness; Survival..........................70
         SECTION 10.03.     Expenses.........................................70
         SECTION 10.04.     Amendments and Waivers...........................71
         SECTION 10.05.     Successors and Assigns; Participations...........72
         SECTION 10.06.     No Waiver; Cumulative Remedies...................75
         SECTION 10.07.     APPLICABLE LAW...................................75
         SECTION 10.08.     SUBMISSION TO JURISDICTION.......................75
         SECTION 10.09.     Confidentiality..................................76
         SECTION 10.10.     Severability.....................................76
         SECTION 10.11.     Right of Setoff..................................77
         SECTION 10.12.     Headings.........................................77
         SECTION 10.13.     Construction.....................................77
         SECTION 10.14.     Counterparts.....................................77



                                       iii

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SCHEDULES

Schedule I        -       Subsidiaries
Schedule II       -       Existing Liens
Schedule III      -       Existing Indebtedness
Schedule IV       -       [Reserved]
Schedule V        -       Material Contracts
Schedule VI       -       Existing Letters of Credit
Schedule VII      -       Committed Restricted Investments



EXHIBITS

Exhibit A        -        Form of Revolving Credit Note
Exhibit B        -        Form of Corporate Guaranty
Exhibit C        -        Form of Assignment and Acceptance Agreement
Exhibit D        -        Form of Opinion of Counsel


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     CREDIT AGREEMENT dated as of September 23, 1999, by and among SBARRO, INC., a New York corporation (the "Company"), the LENDERS which from time to time are parties to this Agreement (individually, a "Lender" and, collectively, the "Lenders"), and EUROPEAN AMERICAN BANK, a New York banking corporation, as Agent.


                                    RECITALS

          The Company has requested the Lenders to extend credit from time to time and the Lenders are willing to extend such credit to the Company, subject to the terms and conditions hereinafter set forth.

          Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. DEFINITIONS. As used herein, the following words and terms shall have the following meanings:

          "Adjusted Consolidated Net Income" shall mean, with respect to any Person for any period, the sum of (i) the Consolidated Net Income of such Person for such period plus (ii) the aggregate amount of intangible amortization charges resulting from the Merger to the extent that such intangible amortization charges were deducted in computing such Consolidated Net Income.

          "Adjusted Libor Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

          "Affiliate" shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership (other than as a limited partner of such other Person) or other ownership interest of any Person, other than a corporation, will be deemed to control such corporation or other Person.


          "Agent"  shall  mean  European   American  Bank  in  its  capacity  as
administrative agent for the Lenders under this Agreement or its successor Agent permitted pursuant to Section 9.08.

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          "Aggregate Letters of Credit Outstandings" shall mean, at a particular time, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit, (b) the aggregate amount of all payments made by the Issuing Lender on behalf of the Lenders under any Letter of Credit that have not been reimbursed by the Company at such time and (c) the aggregate maximum exposure of the Company under any guarantees of the Company of reimbursement obligations under letters of credit then outstanding that were issued by any Lender for the account of any Affiliate of the Company.

          "Aggregate  Outstandings" shall mean, at a particular time, the sum of
(a) the Aggregate Letters of Credit Outstandings at such time and (b) the aggregate outstanding principal amount of all Revolving Credit Loans at such time.

          "Agreement" shall mean this Credit Agreement dated as of September 23, 1999, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

          "Applicable Margin" shall mean (a) with respect to an Adjusted Libor Loan, the percentage set forth below under the heading "Libor Margin" opposite the applicable ratio and (b) with respect to a Prime Rate Loan, the percentage set forth below under the heading "Prime Margin" opposite the applicable ratio:

Consolidated Senior Debt           Libor Margin             Prime Margin
to Consolidated EBITDA             (360 day basis)          (360 day basis)
-----------------------            ---------------          ---------------

Equal to or less than                   1.50%                    0%
3.00:1.00

Greater than 3.00:1.00 but              1.75%                    0%
equal to or less than
3.25:1.00

Greater than 3.25:1.00 but              2.00%                    .25%
equal to or less than
3.50:1.00

Greater than 3.50:1.00 but              2.25%                    .50%
equal to or less than
3.75:1.00

Greater than 3.75:1.00                  2.50%                    .75%

Notwithstanding the foregoing, during the period commencing on and including the Closing Date and ending on the day immediately preceding the date the Applicable Margin is reset in

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accordance with the next sentence, the Libor Margin shall be 2.25% and the Prime
Margin shall be .50%. The Applicable Margin will be reset with respect to each Loan on each date which is five Business Days following the date of receipt by the Agent of the financial statements referred to in Section 6.03(a) and Section 6.03(b) together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Senior Debt to Consolidated EBITDA and setting forth the calculation thereof in detail for the then most recently completed fiscal quarter of the Company. If any such financial statement and certificate are not received by the Agent within the time period required pursuant to Section 6.03(a) or Section 6.03(b), as the case may be, the Applicable Margin will be reset, based on a ratio of Consolidated Senior Debt to Consolidated EBITDA of greater than 3.75:1.00 from the date such financial statement and certificate were due until the date which is five Business Days following the receipt by the Agent of such financial statements and certificate, provided, however, that the Lenders shall not in any way be deemed to have waived any Default or Event of Default, including without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the failure of the Agent to receive such financial statements and certificate. During the occurrence and continuance of a Default or an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Libor Margin and Prime Margin; provided, however, any downward adjustment shall become effective on the date, if any, on which such Default or Event of Default shall cease to be continuing.

          "Asset Sale" shall mean (i) the sale, lease (as lessor), conveyance or other disposition (collectively, "dispositions") of any assets or rights
(including, without limitation, by way of a sale and leaseback), other than dispositions of inventory in the ordinary course of business consistent with past practices and the disposition in the ordinary course of obsolete or worn out equipment or other equipment no longer necessary or no longer usable for its business, and (ii) the issuance of Equity Interests by any Corporate Guarantor or the disposition by the Company or a Corporate Guarantor of Equity Interests in any of the Corporate Guarantors (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Corporate Guarantor); provided, however, that the term Asset Sale shall not include any disposition of any assets or rights or any issuance or disposition of Equity Interests if such transaction would have been an Asset Sale in the absence of this proviso to the extent that the gross proceeds thereof do not exceed, in aggregate amount together with all other such dispositions or issuances, $3.0 million in any fiscal year of the Company and $5.0 million during the term of this Agreement (the "Excluded Proceeds"); provided, however, that the Excluded Proceeds are applied within 360 days of such sale by the Company or the Corporate Guarantor, as applicable, to the acquisition of a controlling interest in another business, the making of a Capital Expenditure or the other acquisition of assets (other than assets that would be classified as current assets in accordance with Generally Accepted Accounting Principles), in each case, subject to Section 7.07 ("Excluded Proceeds Permitted Use"). Notwithstanding the foregoing, the following will be deemed not to be Asset
Sales: (i) a transfer of assets or rights or Equity Interests by the Company to a Corporate Guarantor which is a wholly-owned Subsidiary or by a Corporate Guarantor which is a wholly-owned Subsidiary to the Company or to another Corporate

Guarantor which is a wholly-owned Subsidiary; (ii) an issuance of Equity Interests by a Corporate Guarantor which is a wholly-owned Subsidiary of the Company to the Company or to another Corporate Guarantor which is a wholly-owned Subsidiary of the Company; (iii) a Permitted Investment or Restricted Payment that is permitted pursuant to Section 7.15, and (iv) a disposition of Eligible Investments solely for cash or other Eligible Investments.

          "Assignment and Acceptance Agreement" shall mean an Assignment and Acceptance entered into by a Lender and an assignee and accepted by the Agent, in the form attached hereto as Exhibit C or any other form approved by the Agent.

          "Board of Directors" shall mean, with respect to any Person, the board of directors of such Person, or any duly authorized committee of such board of directors.

          "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Company.

          "Business Day" shall mean (a) any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any Adjusted Libor Loan, any day specified in clause (a) on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

          "Capital Expenditures" shall mean additions to property and equipment of the Company which, in conformity with Generally Accepted Accounting
Principles, are included as "additions to property, plant or equipment" or similar items which would be reflected in the statement of cash flow of the Company, including, without limitation, property and equipment which are the subject of Capital Leases.

          "Capital Lease" shall mean any lease the obligations of which are required to be capitalized on the balance sheet of a Person in accordance with Generally Accepted Accounting Principles.

          "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, limited liability company or limited liability partnership, partnership or membership interests (whether general or limited) and (iv) any other ownership interest not described in the preceding clauses (i) through (iii) if such interest confers on the owner thereof the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Collateral" shall mean a deposit by the Company made in immediately available funds to a cash collateral account at the Agent and the taking of all action required to provide the Agent, for the ratable benefit of the Lenders, a first priority perfected security interest in such deposit.

          "Change of Control" shall mean the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the Company or the Company and the Corporate Guarantors taken as a whole to any Person or "group" (as such term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), other than to one or more Permitted Holders, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or group, other than one or more Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares) or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "Chief Financial Officer" shall mean the Chief Financial Officer of the Company.

          "Closing Date" shall mean the date of the initial extension of credit under this Agreement but in no event later than September 30, 1999.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment Proportion" shall mean with respect to each Lender at the time of determination, the proportion its Revolving Credit Commitment bears to the Total Revolving Credit Commitment.

          "Committed Restricted Investments" shall mean up to $13.9 million of Investments that were, as of August 30, 1999, committed to be made by the Company and the Corporate Guarantors as set forth on Schedule VII hereto.

          "Company" shall have the meaning set forth in the preamble hereto.

          "Consolidated EBITDA" shall mean for any period, Consolidated Net Income (or consolidated net loss), plus the sum, without duplication, of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses or charges, (c) all income and franchise taxes to any government or governmental instrumentality expensed on the Company's books (whether paid or accrued), (d) non-cash charges and non-recurring charges, if any, relating to the final settlement of the litigation described in the first paragraph under "Business - Legal Proceedings" of the Preliminary Offering Memorandum of the Company dated September 2, 1999 with respect to the Senior Notes if and to the extent deducted as an expense in calculating Consolidated Net Income provided the aggregate amount of such charges added back shall not exceed $1,600,000, and (e) the Tax Distributions, if any, made by the Company if and to the extent deducted as an expense in calculating Consolidated Net Income, in each case, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated with respect to the Company and the Corporate Guarantors on a consolidated basis and shall be calculated (without duplication) as of the end of each applicable fiscal quarter for the four fiscal quarter periods then ended.

          "Consolidated Interest Expense" shall mean for any period the sum, without duplication, of (i) the consolidated interest expense of the Company and the Corporate Guarantors for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Leases, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of the Company and the Corporate Guarantors that was capitalized during such period, and (iii) the product of (x) any preferred stock dividends declared or paid or payable in cash, and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Person issuing or paying such dividend, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with Generally Accepted Accounting Principles. Consolidated Interest Expense shall be calculated with respect to the Company and the Corporate Guarantors on a consolidated basis and shall be calculated without duplication as of the end of each applicable fiscal quarter for the four fiscal quarters then ended; provided, however, that for the first three fiscal quarters following the Closing Date, Consolidated Interest Expense shall be determined on a pro forma basis as if interest bearing indebtedness had been incurred at the beginning of such four-quarter period.

          "Consolidated Net Income" shall mean, with respect to the Company for any period, the aggregate of the Net Income of the Company and the Corporate Guarantors for such period, on a consolidated basis, determined in accordance with Generally Accepted Accounting Principles less the amount of all Tax Distributions, if any, made by the Company from the beginning of such period through the date that is 30 days after the end of such period; provided that (i) the Net Income of any Person that is neither the Company nor a Corporate Guarantor or that is accounted for by the equity method of accounting shall be excluded, except that the Net Income of such Person shall be included to the extent of the amount of dividends or distributions paid in cash by such Person during such period to the Company or a Corporate Guarantor which is a wholly-owned Subsidiary of the Company (other than any such dividends or distributions (x) which the Company elects not to include in the computation of Consolidated Net Income at the time of the computation thereof or (y) which consist of payments to the Company referred to in subclause 3 of clause (c) of the first paragraph under Section 7.15), (ii) the net income (but not loss) of any Corporate Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Corporate Guarantor of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Corporate Guarantor or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded to the extent it would cause Consolidated Net Income to exceed Consolidated Net Income calculated without giving effect to such change, and (v) any non-cash write-off or charge (excluding any such non-cash write-off or charge to the extent it represents an accrual of or reserve of cash expenses in any future period) in respect of the disposition or write-down of fixed assets other than in the ordinary course of business shall be excluded.

          "Consolidated Senior Debt" shall mean Indebtedness of the Company or any Corporate Guarantor that is not subordinated in right of payment to any other Indebtedness of the Company or such Corporate Guarantor, including, without limitation, Indebtedness under the Senior Notes and the Revolving Credit Loans. For purposes of calculating Consolidated Senior Debt pursuant to the definition of "Applicable Margin" and "Unused Fee Rate", Consolidated Senior Debt shall include the aggregate principal amount of Senior Note Payments, if any, made pursuant to Section 7.14 during the period commencing on the Closing Date and ending on (and including) the date of determination thereof.

          "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated or elected to the Board of Directors of the Company with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Guarantors" shall mean, collectively, each Person identified on Schedule I which is not designated as an Unrestricted Subsidiary and each Person who, from time to time, executes a Corporate Guaranty in accordance with Section 6.13.

          "Corporate Guaranty" shall mean the Corporate Guaranty in the form attached hereto as Exhibit B to be executed and delivered by each Corporate Guarantor as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

          "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Revolving Credit Commitment Termination Date.

          "Dollar" and the symbol "$" shall mean lawful money of the United States of America.

          "Eligible Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed by the United States of America, provided that such obligations mature within six months from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $500,000,000; or (c) money market mutual funds having assets in excess of $2,500,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Ratings Group or Moody's Investors Service, Inc.; or (f) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above; or (g) investments in money market funds that invest exclusively in securities of the types described in clauses (a) through (f) above; or (h) Eurodollar time deposits with maturities not exceeding six months or less from the date of acquisition with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of AB or better.

          "Environmental Law" shall mean any law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

          "Equity Interests" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Affiliate of the Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

          "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) maintained by any Lender. For purposes hereof each Adjusted Libor Loan shall be deemed to constitute a "eurocurrency liability" as defined in Regulation D, and subject to the reserve requirements of "Regulation D," without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Lenders from time to time under Regulation D.

          "Event of Default" shall have the meaning set forth in Article VIII.

          "Excluded Proceeds" shall have the meaning set forth in the definition of "Asset Sale".

          "Excluded Proceeds Permitted Use" shall have the meaning set forth in the definition of "Asset Sale".

          "Executive Officer" shall mean any of the Chairman, Vice Chairman, President, the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company or any Corporate Guarantor, as applicable, and their respective successors, if any, designated by the board of directors thereof.

          "Existing Indebtedness" means the Indebtedness of the Company and the Corporate Guarantors (other than the Indebtedness evidenced by the Notes and the Senior Notes) in existence on the Closing Date and set forth in a Schedule III, until such Indebtedness is repaid. Existing Indebtedness shall include, without duplication, (a) certain guarantees of obligations for borrowed money (the "Borrowed Money Obligations") including the Company's guarantee of 40% of up to $11.0 million of Indebtedness from time to time outstanding of Boulder Creek Holding LLC and Boulder Creek Venture LLC under loan agreements with HSBC Bank U.S.A., as they may be amended and in effect from time to time, (b) certain guarantees of reimbursement obligations in respect of letters of credit, (c) any guarantee by the Company or any Corporate Guarantor of Indebtedness issued in exchange for, or the net proceeds of which are used to refund, refinance or replace, Borrowed Money Obligations at the time guaranteed pursuant to a guarantee referred to in clause (a) above ("Guaranteed Refinancing Indebtedness"), to the extent that (x) the principal amount of such Guaranteed Refinancing Indebtedness does not exceed the principal amount of the guaranteed Borrowed Money Obligations so refunded, refinanced or replaced and (y) the obligor(s) of such Guaranteed Refinancing Indebtedness are the same as the obligors on the guaranteed Borrowed Money Obligations being refunded, refinanced or replaced, and (d) any guarantee of reimbursement obligations in respect of a letter of credit issued in replacement for a letter of credit in respect of which the reimbursement obligations are guaranteed pursuant to a guarantee referred to in clause (b) above (a "Replacement Letter of Credit") to the extent that (x) the amount of Indebtedness represented by the guarantee of reimbursement obligations in respect of the Replacement Letter of Credit does not exceed the amount of Indebtedness represented by the guarantee of reimbursement obligations in respect of the letter of credit so replaced and (y) the obligor(s) of the reimbursement obligations in respect of the Replacement Letter of Credit are the same as the obligor(s) of the reimbursement obligations in respect of the letter of credit so replaced. For purposes of this Agreement, (a) any guarantee by the Company or any Corporate Guarantor of Guaranteed Refinancing Indebtedness shall not be deemed to be an additional Investment to the extent that (x) the provisions of subclauses (x) and (y) of clause (c) of the preceding sentence are satisfied in respect of such Guaranteed Refinancing Indebtedness and (y) the guarantee of the Borrowed Money Obligations refunded, refinanced or replaced by such Guaranteed Refinancing Indebtedness was entered into prior to August 30, 1999 or constitutes a Committed Restricted Investment and (b) any guarantee by the Company or any Corporate Guarantor of reimbursement obligations in respect of a Replacement Letter of Credit shall not be deemed to be an additional Investment to the extent that (x) the provisions of subclauses (x) and (y) of clause (d) of the preceding sentence are satisfied in respect of such guarantee and such Replacement Letter of Credit and (y) the guarantee of the reimbursement obligations in respect of the letter of credit replaced by such Replacement Letter of Credit was entered into prior to August 30, 1999, or constitutes a Committed Restricted Investment.

          "Existing Letters of Credit" shall mean, collectively, each standby letter of credit issued by European American Bank prior to the Closing Date which remains in effect on the Closing Date as set forth on Schedule VI hereto.

          "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal fund brokers of recognized standing selected by the Agent.

          "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

          "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

          "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

          "Hedging Obligations" shall mean with respect to any Person, the obligations of such Person under any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of such Person, and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

          "Indebtedness" shall mean, without duplication, as to any Person or Persons (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of business); (c) indebtedness evidenced by bonds, debentures, term notes or other similar instruments; (d) obligations and liabilities of a third party (other than the Company or any Corporate Guarantor) secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) guarantees by such Person of Indebtedness of another Person; (f) obligations or liabilities of such Person created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) obligations of such Person as lessee under Capital Leases; (h) net liabilities of such Person under Hedging Obligations and foreign currency exchange agreements, as calculated on a basis satisfactory to the Agent and in accordance with accepted practice; (i) all obligations of such Person in respect of banker's acceptances; and (j) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit.

          "Interest Payment Date" shall mean as to any Loan, (a) the first day of each month during the term hereof and (b) the date such Loan is paid in full or in part.

          "Interest Period" shall mean with respect to any Adjusted Libor Loan:

          (a) initially, the period commencing on the date such Adjusted Libor Loan is made and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or in its notice of conversion from a Prime Rate Loan given, in each case, in accordance with the terms of Articles II and III hereof; and

          (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Adjusted Libor Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Agent not later than 11:00 a.m. New York, New York time three Business Days prior to the last day of the then current Interest Period with respect to such Adjusted
Libor Loan and the Agent shall promptly notify each of the Lenders of such notice; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) if the Company shall fail to give notice as provided in clause (b) above, the Company shall be deemed to have requested conversion of the affected

          Adjusted Libor Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) no more than four (4) Interest Periods may exist at any one time with respect to all outstanding Revolving Credit Loans.

          "Investments" shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of (a) direct or indirect loans (including guarantees of (or the furnishing of letters of credit as security for) Indebtedness or other obligations but excluding Remote Guarantees), (b) advances or capital contributions (excluding (i) salary and bonus advances, and commission, travel and similar advances, to officers and employees made in the ordinary course of business consistent with past practice and (ii) amounts payable by shareholders of the Company pursuant to the provisions of the Tax Payment Agreement), (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and (d) payments pursuant to guarantees of Indebtedness or other obligations (including payments made or required to be made pursuant to Remote Guarantees), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Generally Accepted Accounting Principles, excluding, however, trade accounts receivable and bank deposits made in the ordinary course of business consistent with past practice. The amount of any Investment by any Person that constitutes a guarantee of (or the furnishing of a letter of credit as security for) Indebtedness or other obligations shall be deemed to be (a) if such Investment is a guarantee of Indebtedness, the maximum principal amount of Indebtedness that may be guaranteed under such guarantee, (b) if such Investment is the furnishing of a letter of credit, the maximum reimbursement obligation in respect of such letter of credit, (c) if such Investment is a guarantee of a lease, the lesser of (A) the sum of (i) the total amount of fixed rent (excluding escalations resulting from a rise in the consumer price index or similar index and excluding amounts required to be paid for insurance, taxes, gas, electricity, common area charges and other similar charges) provided for in such lease during the term thereof, and (ii) the product of (x) the Company's estimate (as determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Agent and, reasonably, acceptable to the Required Lenders) of the amounts (exclusive of fixed rent) that will be payable under such lease in respect of the first year of the term thereof and
(y) the number of years of the term of such lease and (B) the maximum liability of such Person under such guarantee and (d) if such Investment is a guarantee of obligations other than Indebtedness or a lease, the maximum liability of such Person under such guarantee. If an Investment by a Person consists of the guarantee of a lease and the amount of such Investment is determined under subclause (A) of clause (c) of the preceding sentence, such Investment shall be deemed to be amortized on a straight line basis over the term of the lease (or the remaining term of the lease if the Investment is made or deemed to have been made after the commencement of the term of the lease). If an Investment by a Person consists of the guarantee of a lease and the amount of such Investment is determined under subclause (B) of clause (c) of the second preceding sentence, such Investment shall be deemed to be amortized as and to the extent that the maximum liability of such Person under such guarantee (as determined in good faith by the Board of Directors of the Company and, reasonably acceptable to the Required Lenders, whose resolution with respect thereto shall be delivered to the Agent) is reduced. Any unamortized portion of an Investment by a Person that consists of a guarantee of a lease shall be deemed to be amortized on such date, if any, as such Person has no further liability under such guarantee. If an Investment by a Person consists of the guarantee of a lease and the fixed rent under such lease is increased or the term of such lease is extended, (a) such Person shall be deemed to have made a new Investment on the date (and computed as if the term of the lease commenced as of the date) on which the action which increased the fixed rent or extended the term occurred and (b) the unamortized portion immediately prior to such date of such Person's original Investment by reason of such guarantee shall be deemed to be amortized on such date. If the Company or any Corporate Guarantor sells or otherwise disposes of any Equity Interests of any Corporate Guarantor which is a direct or indirect wholly-owned Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a wholly-owned Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to sum of (a) the fair market value of the Equity Interests of such Corporate Guarantor not sold or disposed of in an amount determined in accordance with the last paragraph of Section 7.15 and (b) the amount of the Investments by the Company and the Corporate Guarantors constituting a guarantee of (or the furnishing of a letter of credit as security for) Indebtedness or other obligations of such Corporate Guarantor.

          "Issuing Lender" shall mean the entity which is the Agent, in its capacity as the issuer of Letters of Credit hereunder.

          "Lenders" shall have the meaning set forth in the preamble hereto.

          "Lending Office" shall mean, for each Lender, the office specified under such Lender's name on the signature pages hereof with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Agent with respect to such Type of Loan.

          "Letter of Credit" shall mean any Standby Letter of Credit issued by the Issuing Lender for the account of the Company pursuant to the terms of this Agreement including the Existing Letters of Credit.

          "Lien" shall mean any lien (statutory or otherwise), security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

          "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Corporate Guaranties, and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

          "Loans" shall mean, collectively, the Revolving Credit Loans.

          "Mandatory Senior Payment" shall mean a purchase of Senior Notes pursuant to Section 4.16 of the Senior Note Indenture with those proceeds from an Asset Sale (other than a Non- Equity Asset Sale) remaining after giving effect to prepayment of the Revolving Credit Loans pursuant to Section 3.03.

          "Material  Adverse  Effect" shall mean a material  adverse effect upon
(a) the business, operations, property, prospects or condition (financial or otherwise) of the Company or of the Company and the Corporate Guarantors, taken as a whole, or (b) the ability of the Company or any Corporate Guarantor to perform in any material respect any obligations under any Loan Document to which it is a party.

          "Material Contract" shall mean each contract, instrument or agreement the breach or termination of which could reasonably be expected to have a Material Adverse Effect.

          "Merger" shall mean the merger of SMLLC with and into the Company pursuant to the Merger Agreement.

          "Merger Agreement" shall mean that certain Amended and Restated Agreement and Plan of Merger, dated as of January 19, 1999, among the Company, SMLLC and Mario Sbarro, Joseph Sbarro, Joseph Sbarro (1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants, as the same may be further amended, restated, supplemented or otherwise modified from time to time as permitted pursuant to the terms thereof.

          "Merger Payment" shall mean the cash payment due to shareholders and stock option holders of the Company entitled to receive such payment for their shares of the Company's capital stock and options to purchase capital stock, respectively, at the effective time of the Merger in accordance with the Merger Agreement.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with Generally Accepted Accounting Principles and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (ii) any extraordinary gain or extraordinary non-cash loss and any nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary gain or extraordinary non-cash loss or nonrecurring gain (but not loss).

          "Net Proceeds" shall mean the aggregate cash proceeds received by the Company or any Corporate Guarantor in respect of any Asset Sale permitted pursuant to Section 7.04 (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such sale, but only as and when received), net of (i) the direct costs relating to such sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such sale and (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Generally Accepted Accounting Principles.

          "Non-Equity  Asset Sale" shall mean an Asset Sale  described in clause
(i) of the definition thereof.

          "Note Purchase Agreement" shall mean the Note Purchase Agreement, dated the date hereof, by and among the Company, the guarantors and purchasers identified therein pursuant to which the Company issued the Senior Notes, as amended, supplemented or modified from time to time.

          "Notes" shall mean, collectively, the Revolving Credit Notes.

          "Obligations" shall mean all obligations, liabilities and indebtedness of the Company to the Lenders, the Issuing Lender and the Agent, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement, the Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans, reimbursement of Letters of Credit, including, without limitation, the Existing Letters of Credit, and all fees, costs, expenses and indemnity obligations of the Company hereunder or under any other Loan Document.

          "Participant" shall have the meaning set forth in Section 10.05(b).

          "Payment Office" shall mean the Agent's office located at 730 Veterans Memorial Highway, Hauppauge, New York 11788 or such other office as the Agent may designate from time to time.

          "PBGC" shall mean the Pension Benefit Corporate Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted   Debt"  shall  mean  each  of  the   following   items  of
Indebtedness:

               (i) the incurrence by the Company and the Corporate Guarantors of Indebtedness under (A) this Agreement and the other Loan Documents,
          (B) obligations under Capital Leases or (C) purchase money indebtedness and mortgage loans secured solely by liens on the real property, improvements, fixtures and related personal property which customarily secures such a loan which are the subject of such loan (other than a loan secured solely by the real property and improvements of 401 Broad Hollow Realty Corp. (or any successor thereto) located at 401 Broadhollow Road, Melville, New York unless such loan is in the principal amount of $12,000,000 or more and the proceeds from such loan are used to pay (i) if the aggregate outstanding principal balance of the Revolving Credit Loans is less than $12,000,000, then the outstanding principal amount of the Revolving Credit Loans and (ii) if the aggregate outstanding principal balance of the Revolving Credit Loans is equal to or greater than $12,000,000 then the lesser of (x) the outstanding principal amount of the Revolving Credit Loans or (y) the full amount of such proceeds; provided that the aggregate amount of all Indebtedness (with letters of credit being deemed for all purposes of this Agreement to have a principal amount equal to the maximum potential liability of the Company and the Corporate Guarantors in respect thereof) outstanding under this clause (i) after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
          (i), does not exceed an aggregate principal amount equal to $75.0 million less the aggregate principal amount of all Indebtedness permanently repaid with the Net Proceeds of any Asset Sale;

               (ii) the incurrence by the Company and the Corporate Guarantors of Indebtedness represented by the Senior Notes, the guarantees thereof and the Senior Note Indenture in the principal amount of the Senior Notes originally issued on the Closing Date; provided the aggregate original principal amount of the Senior Notes shall not exceed $255,000,000;

               (iii) the incurrence by the Company and the Corporate Guarantors of the Existing Indebtedness;

               (iv) [Reserved];

               (v) [Reserved];

               (vi) the incurrence by the Company and any Corporate Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than Hedging Obligations and other than

          Indebtedness permitted to be incurred pursuant to clause (vii) or clause (ix) of this paragraph) that was permitted by this Agreement to be incurred;

               (vii) the incurrence by the Company or any Corporate Guarantor which is a wholly owned Subsidiary of intercompany Indebtedness between or among the Company and any such wholly owned Subsidiary, provided, however, that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Corporate Guarantor which is a wholly owned Subsidiary of the Company, and any sale or other transfer of any such Indebtedness to a person that is not either the Company or a Corporate Guarantor which is a wholly owned Subsidiary of the Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Corporate Guarantor, as the case may be;

               (viii) the incurrence by the Company or any Corporate Guarantor of Hedging Obligations that are incurred for the purpose of hedging against fluctuations in currency values or for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness of the Company or any Corporate Guarantor that is permitted by the terms of this Agreement to be outstanding, provided that the notional principal amount of any Hedging Obligations does not exceed the principal amount of Indebtedness to which such agreement relates;

               (ix) the guarantee by the Company or any Corporate Guarantor of Indebtedness of the Company or a Corporate Guarantor which is a wholly owned Subsidiary of the Company that was permitted to be incurred by another provision of this definition;

               (x) Subordinated Debt; and

               (xi) the guaranties permitted pursuant to Section 7.03.

          For purposes of determining the amount of any Indebtedness of any Person under this definition, (a) the principal amount of any Indebtedness of such Person arising by reason of such Person having granted or assumed a Lien on its property to secure Indebtedness of another Person shall be the lower of the fair market value of such property and the principal amount of such Indebtedness outstanding (or committed to be advanced) at the time of determination; (b) the amount of any Indebtedness of such Person arising by reason of such Person having guaranteed Indebtedness of another Person where the amount of such guarantee is limited to an amount less than the principal amount of the Indebtedness so guaranteed shall be such amount as so limited; and (c) Indebtedness shall not include a non-recourse pledge by the Company or any Corporate Guarantor of Investments in any Person that is not a Corporate Guarantor to secure the Indebtedness of such Person. For purposes of determining compliance with Section 7.02, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above, the Company shall, in its sole discretion, classify such item of Indebtedness in only one of such clauses and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses.

          "Permitted Holder" shall mean Mario Sbarro, Anthony Sbarro, Joseph Sbarro, their respective spouses and lineal descendants, any spouse of any such lineal descendant who is a full time employee of the Company or any of its Subsidiaries, any trust for the benefit of one or more of the foregoing, any Person in which one or more of the foregoing holds 80% or more of the Voting Stock (measured by voting power rather than number of shares) and the trust created under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants.

          "Permitted Investments" shall mean (i) any Investment in the Company or in a Corporate Guarantor which is a wholly-owned Subsidiary of the Company;
(ii) any Investment in Eligible Investments; (iii) any Investment by the Company or any Corporate Guarantor in a Person, if as a result of such Investment (a) such Person becomes a wholly-owned Subsidiary of the Company and a Corporate Guarantor or (b) such Person is merged, consolidated or amalgamated with or into (provided the Company or the Corporate Guarantor is the surviving entity), or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Corporate Guarantor which is a wholly-owned Subsidiary of the Company; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 7.04; (v) any acquisition of assets received solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(vi) Investments received in connection with the settlement of any ordinary course obligations owed to the Company or any Corporate Guarantor; and (vii) other Investments (including Investments in the form of guarantees of, or providing letters of credit as security for, Indebtedness or other obligations but excluding Committed Restricted Investments) in entities engaged in lines of business consistent with the requirements in Section 7.07 if, after giving effect to such Investment, the aggregate amount of Unrestricted Investments Outstanding does not exceed $20,000,000.

          "Permitted Liens" shall mean (i) Liens in favor of the Company or any Corporate Guarantor; (ii) Liens securing the Obligations to the Lenders; (iii) Liens on real property and improvements which are the subject of mortgage loans permitted pursuant to clause (i) of the definition of Permitted Debt; provided, that the outstanding principal amount of Indebtedness secured by such Liens (other than Liens on the real property, improvements, fixtures and related personal property which customarily secures such a loan owned by 401 Broad Hollow Realty Corp. (or any successor thereto) located at 401 Broadhollow Road, Melville, New York) permitted by this clause (iii) shall not at any time exceed $50,000,000, (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens identified on Schedule II; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with Generally Accepted Accounting Principles shall have been made therefore; (vii) Liens securing Permitted Refinancing Indebtedness to the extent that the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was permitted to be secured by a Lien provided that such Liens do not extend to any assets other than those that secured the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (viii) Liens incurred in the ordinary course of business of the Company or any Corporate Guarantor with respect to obligations that do not exceed $2,000,000 in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (including, without limitation, trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Corporate Guarantor, and (ix) purchase money Liens securing the purchase price for fixed or capital assets (other than real property), and Liens on the equipment which is the subject of a Capital Lease granted to the lessor thereunder; provided in each case (i) no Default or Event of Default shall have occurred or be continuing or shall occur after giving effect to such Lien, (ii) such purchase money Lien does not exceed 100% of the purchase price of, and encumbers only, the property acquired, and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired.

          "Permitted Refinancing Indebtedness" shall mean any Indebtedness of the Company or any Corporate Guarantor issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Hedging Obligations and other than Indebtedness permitted to be incurred pursuant to clauses (vii) and (ix) of the definition of Permitted Debt), of the Company or any Corporate Guarantor; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations or any Corporate Guaranty, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations or any Corporate Guaranty or such Hedging Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Corporate Guarantor that is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" shall mean any natural person, corporation, limited liability
company,   limited  liability   partnership,   business  trust,  joint  venture,
association, company, partnership, Governmental Authority or other entity.

          "Plan" shall mean any multi-employer or single-employer plan defined in Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of the Company, any Corporate Guarantor or an ERISA Affiliate on account of such employees' employment by the Company, any Corporate Guarantor or an ERISA Affiliate.

          "Prime Rate" shall mean the rate per annum announced by the entity which is the Agent from time to time as its prime rate in effect at its principal office, each change in the Prime Rate shall be effective on the date such change is announced to become effective.

          "Prime Rate Loans" shall mean Loans at such times as they are being made and/or maintained at a rate of interest based on the Prime Rate.

          "Purchasing Lender" shall have the meaning set forth in Section 10.05(c).

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement to be executed on or prior to the Closing Date by and among the Company, the Corporate Guarantors named therein, and Bear, Stearns & Co. Inc., as initial purchaser, as the same may be amended, supplemented or modified from time to time.

          "Remote Guarantee" shall mean a guarantee of a tenant's obligations under a lease of real property which does not apply to obligations accruing in respect of periods subsequent to the date on which the tenant surrenders possession of the leased premises to the landlord (whether or not such surrender is authorized by the terms of the lease), does not apply to any breach arising from any such surrender and does not apply to any obligations that may have been accelerated under the provisions of the lease.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

          "Required Lenders" shall mean Lenders owed at least 61% of the sum of the aggregate unpaid principal amount of the Loans or, if no Loans are outstanding, Lenders having at least 61% of the Total Revolving Credit Commitments.

          "Reserve  Adjusted  Libor"  shall mean,  with  respect to the Interest
Period pertaining to an Adjusted Libor Loan, a rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of the interest at which Dollar deposits of an amount comparable to the amount of such Adjusted Libor Loan and for a period equal to the Interest Period applicable thereto which appears on Telerate Page 3750 at approximately 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Interest Period or if such rate does not appear on Telerate Page 3750 as of such date and time, the rate per annum appearing on Reuters Screen Libor Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Interest Period for a term equal to such Interest Period, provided, however; if more than one rate is specified on Reuters Screen Libor Page, the applicable rate shall be the arithmetic mean of all such rates multiplied by (b) the Eurocurrency Reserve Requirement.

          "Restricted   Investment"  shall  mean  an  Investment  other  than  a
Permitted Investment.

          "Restricted Payment" shall have the meaning set forth in Section 7.15.

          "Revolving Credit Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans to the Company and to acquire participations in Letters of Credit in an aggregate amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Revolving Credit Commitment", as such amounts may be adjusted in accordance with the terms of this Agreement.

          "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit
Commitment Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

          "Revolving Credit Commitment Termination Date" shall mean the fifth anniversary of the Closing Date.

          "Revolving Credit Loan" shall have the meaning specified in Section 2.01.

          "Revolving Credit Note" shall have the meaning specified in Section 2.02.

          "S Corporation" means a corporation that is treated as an "S corporation" for federal income tax purposes.

          "Senior Note Payment" shall mean a direct or indirect prepayment, repayment, defeasance, purchase, redemption, or optional prepayment or optional repayment of principal of, any Senior Note, including without limitation any Mandatory Senior Note Payment.

          "Senior Notes" shall mean the Senior Notes due 2009 in the aggregate original principal amount of not less than $245,000,000 or greater than $255,000,000 to be issued by the Company pursuant to the Note Purchase Agreement and the Senior Note Indenture on or prior to the Closing Date.

          "Senior Note Indenture" shall mean the Indenture to be executed on or prior to the Closing Date by the Company, the Corporate Guarantors identified therein, and FIRSTAR Bank, as trustee, pursuant to which the Company shall issue the Senior Notes, as amended, supplemented or modified from time to time.

          "SMLLC" shall mean Sbarro Merger LLC, a New York limited liability company.

          "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

          "Standby Letter of Credit" shall mean any letter of credit issued to support an obligation of a Person and which may be drawn on only upon the failure of such Person to perform such obligation or other contingency.

          "Subordinated Debt" shall mean all debt which is subordinated in right of payment to the prior final payment in full of the Obligations on terms satisfactory to and approved in writing by the Required Lenders, having a final maturity on a date after the Revolving Credit Commitment Termination Date and which requires no payments (whether principal, interest or otherwise) prior to the Revolving Credit Commitment Termination Date.

          "Subsidiary" shall mean, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of at least a majority of the directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "Tax Distributions" shall mean amounts paid or distributed to or for the benefit of shareholders of the Company (net of amounts repaid by such shareholders) pursuant to and in accordance with the Tax Payment Agreement as in effect on the Closing Date.

          "Taxes" shall have the meaning set forth in Section 3.09.

          "Tax Payment Agreement" shall mean the Tax Payment Agreement, dated as of the Closing Date, among the Company, Mario Sbarro, Joseph Sbarro, Joseph Sbarro (1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants, and any future shareholders of the Company that may become parties thereto.

          "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits). Each Reserve Adjusted Libor rate determined on the rate displayed on Telerate Page 3750 shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

          "Total Revolving Credit Commitment" shall mean, at any time, the aggregate of the Revolving Credit Commitments in effect at such time which, initially, shall be $30,000,000.

          "Type" shall mean as to any Loan its status as a Prime Rate Loan or an Adjusted Libor Loan.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

          "Unrestricted Investments Outstanding" shall mean, at any time of determination, in respect of any Permitted Investments made in any Person pursuant to clause (vii) of the definition of the term Permitted Investments (and any Investments (other than Committed Restricted Investments) made in such Person by the Company or any Corporate Guarantor during the period from August 30, 1999 to the Closing Date), the difference between (i) the sum of all Permitted Investments theretofore made by the Company or any Corporate Guarantor in such Person on or after the date of this Agreement pursuant to clause (vii) of the definition of Permitted Investments plus the sum of all Investments (other than Committed Restricted Investments) made by the Company or any Corporate Guarantor in such Person during the period from August 30, 1999 to the Closing Date minus (ii) the sum of, without duplication, (a) the amount of all dividends and distributions paid in cash by such Person after August 30, 1999 to the Company or a Corporate Guarantor (to the extent that the Company does not elect to include the amount of such dividends and distributions in the computation of Consolidated Net Income pursuant to the parenthetical of clause
(i) of the definition thereof at the time of determination), (b) all repayments after August 30, 1999 by such Person of the principal amount of loans or advances that constitute Permitted Investments theretofore made by the Company or any Corporate Guarantor in such Person pursuant to clause (vii) of the definition of Permitted Investments or that constitute loans or advances (other than Committed Restricted Investments) made by the Company or any Corporate Guarantor in such Person during the period from August 30, 1999 to the Closing Date, (c) any other reduction made in cash of such Investments by the Company or any Corporate Guarantor in such Person, (d) if any Permitted Investment made in such Person by the Company or any Corporate Guarantor pursuant to clause (vii) of the definition of the term Permitted Investments (or if any Investment (other than Committed Restricted Investments) made in such Person by the Company or any Corporate Guarantor during the period from August 30, 1999 to the Closing Date) was in the form of a guarantee of Indebtedness, the amount of any reduction in the maximum principal amount of Indebtedness that may be guaranteed under such guarantee, (e) if any Permitted Investment made in such Person by the Company, any Corporate Guarantor pursuant to clause (vii) of the definition of the term Permitted Investments (or if any Investment (other than Committed Restricted Investments) made in such Person by the Company or any Corporate Guarantor during the period from August 30, 1999 to the Closing Date) was in the form of the furnishing of a letter of credit as security for Indebtedness or other obligations, the amount of any reduction in the maximum reimbursement obligations in respect of such letter or credit, (f) if any Permitted Investment made in such Person by the Company or any Corporate Guarantor pursuant to clause
(vii) of the definition of the term Permitted Investments (or if any Investment (other than Committed Restricted Investments) made in such Person by the Company or any Corporate Guarantor during the period from August 30, 1999 to the Closing
Date) was in the form of the guarantee of a lease, the amount of amortization (as provided in the definition of "Investments") of such Investment and (g) if any Permitted Investment made in such Person by the Company or any Corporate Guarantor pursuant to clause (vii) of the definition of the term Permitted Investments (or if any Investment (other than Committed Restricted Investments) made in such Person by the Company or any Corporate Guarantor during the period from August 30, 1999 to the Closing Date) was in the form of a guarantee of obligations other than Indebtedness or a lease, the amount of any reduction in the maximum liability under such guarantee; provided that (x) the amount of Unrestricted Investments Outstanding in respect of any Person in respect of such Investments shall at no time be a negative amount and (y) the amount of Unrestricted Investments Outstanding in respect of any Permitted Investments theretofore made in any Person pursuant to clause (vii) of the definition of the term Permitted Investments (and any Investments (other than Committed Restricted Investments) made in such Person by the Company or any Corporate Guarantor during the period from August 30, 1999 to the Closing Date) shall be zero if, at the time of determination, such Person is a Corporate Guarantor which is a wholly-owned Subsidiary of the Company.

          "Unrestricted Subsidiary" shall mean each of the Subsidiaries of the Company listed on Schedule I and not designated thereon as a Corporate Guarantor and any Subsidiary of the Company formed or acquired after the Closing Date which is designated as an Unrestricted Subsidiary in accordance with the last sentence of Section 6.13, in each case, only to the extent that such Subsidiary
(a) is not party to any agreement, contract, arrangement or understanding with the Company or any Corporate Guarantor unless the terms of any such agreement, contract, arrangement or understanding comply with Section 7.16, (b) is a Person with respect to which neither the Company nor any Corporate Guarantor has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results and (c) is not a guarantor of, and is not otherwise directly or indirectly providing credit support for, any Indebtedness of the Company or any Corporate Guarantor.

         "Unused Fee Rate" shall mean the percentage set forth below opposite the applicable ratio:

Consolidated Senior Debt                Unused Fee Rate
to Consolidated EBITDA                  (360 day basis)
------------------------                ---------------

Equal to or less than 3.00.1.00              .25%

Greater than 3.00.1.00 but equal             .30%
to or less than 3.25.1.00

Greater than 3.25:1.00 but equal             .35%
to or less than 3.50.1.00

Greater than 3.50:1.00 but equal             .40%
to or les than 3.75:1.00

Greater than 3:75:1.00                       .45%

Notwithstanding the foregoing, during the period commencing on and including the Closing Date and ending on the day immediately preceding the date the Unused Fee Rate is reset in accordance with the next sentence, the Unused Fee Rate shall be
 .40%. The Unused Fee Rate will (a) be reset on each date which is five Business Days following the date of receipt by the Agent of the financial statements referred to in Section 6.03(a) and Section 6.03(b) together with a certificate of the Chief Financial Officer of the Company certifying the ratio of
Consolidated   Senior  Debt  to  Consolidated   EBITDA  and  setting  forth  the
calculation thereof in detail; for the then most recently completed fiscal quarter of the Company. If any such financial statement and certificate are not received by the Agent within the time period required pursuant to Section 6.03(a) or Section 6.03(b), as the case may be, the Unused Fee Rate will be reset, based on a ratio of Consolidated Funded Debt to Consolidated EBITDA of greater than 3.75:1.00 from the date such financial statement and certificate were due until the date which is five Business Days following the receipt by the Agent of such financial statements and certificate, provided, however, that the Lenders shall not in any way be deemed to have waived any Default or Event of Default, including without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the failure of the Agent to receive such financial statements and certificate. During the occurrence and continuance of a Default or an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Unused Fee Rate; provided, however, any downward adjustment shall become effective on the date, if any, on which such Default or Event of Default shall cease to be continuing.

          "Voting Stock" of any Person as of any date shall mean Capital Stock of such Person that is at the time entitled to vote in the election of at least a majority of the directors, managers, trustees or other governing body of such Person.

          "Weighted Average Life to Maturity" shall mean when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules hereto, all of which are by this reference incorporated into this Agreement.

                                   ARTICLE II
                                      LOANS

          SECTION 2.01. REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each Lender severally agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Company from time to time during the Revolving Credit Commitment Period up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the Aggregate Outstandings would exceed the Total Revolving Credit Commitment in effect at such time. During the Revolving Credit Commitment Period, the Company may from time to time borrow, repay and reborrow hereunder on or after the Closing Date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be
(i) Adjusted Libor Loans, (ii) Prime Rate Loans or (iii) a combination thereof.

          (b) The Company shall give the Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m., New York, New York time, three Business Days prior to the date of each proposed Adjusted Libor Loan under this Section 2.01 or prior to 11:00 a.m. New York, New York time on the date of each proposed Prime Rate Loan under this Section 2.01. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the proposed use of the loan proceeds, (iii) the initial Interest Period if an Adjusted Libor Loan, and (iv) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Agent shall promptly notify each Lender thereof. Each borrowing pursuant to the Total Revolving Credit Commitment shall be, subject to availability therefor, in an aggregate principal amount of (i) $400,000 or whole multiples of $100,000 in excess thereof, with respect to Prime Rate Loans and (ii) $1,000,000 (or $500,000 if there is only a single Lender) or whole multiples of $500,000 in excess thereof with respect to Adjusted Libor Loans.

          (c) The Company shall have the right, upon not less than three Business Days' prior written notice to the Agent, to terminate the Total Revolving Credit Commitment or from time to time to permanently reduce the amount of the Total Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the

Aggregate Outstandings would exceed the Total Revolving Credit Commitment as then reduced; provided, further, that any such termination or reduction requiring prepayment of any Adjusted Libor Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 as a result of such termination or reduction. The Agent shall promptly notify each Lender of each notice from the Company to terminate or permanently reduce the amount of the Total Revolving Credit Commitment pursuant to this Section 2.01(c). Any such reduction shall be in the amount of $1,000,000 (or $500,000 if there is only a single Lender) or whole multiples of $100,000 in excess thereof, and shall reduce permanently the amount of the Total Revolving Credit Commitment then in effect.

          (d) The  several  agreement  of the Lenders to make  Revolving  Credit
Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

          SECTION 2.02. REVOLVING CREDIT NOTE. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Company (individually a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"), in the form attached hereto as Exhibit A, each appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of such Lender in a principal amount equal to the Revolving Credit Commitment of such Lender. Each Revolving Credit Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01. Each Lender is authorized to record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in such Lender's records or on the grid schedule annexed to the Revolving Credit Note; provided, however, that the failure of a Lender to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Loan made by such Lender in accordance with the terms of its Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of each Lender shall constitute conclusive evidence of the information so recorded absent manifest error.

          SECTION 2.03. LETTERS OF CREDIT. (A) LETTERS OF CREDIT - GENERALLY. Subject to the terms and conditions set forth in this Agreement, upon written request of the Company in accordance herewith, the Issuing Lender shall issue Letters of Credit, at any time during the Revolving Credit Commitment Period, with pro rata participation by all of the Lenders in accordance with their respective Commitment Proportions. Notwithstanding the foregoing, at no time shall the Aggregate Letters of Credit Outstanding exceed $10,000,000, and no Letter of Credit shall be issued or created if, after giving effect to the same, the Aggregate Outstandings would exceed the Total Revolving Credit Commitment. Furthermore, notwithstanding anything contained herein to the contrary, the Issuing Lender shall be under no obligation to issue a Letter of Credit if any order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin, restrict or restrain the Issuing Lender in any respect relating to the issuance of such Letter of Credit or a similar letter of credit, or any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit or direct the Issuing Lender in any respect relating to the issuance of such Letter of Credit or a similar letter of credit, or shall impose upon the Issuing Lender with respect to any Letter of Credit, any restrictions, any reserve or capital requirement or any loss, cost or expense not reimbursed by the Company to the Issuing Lender. Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Issuing Lender by no later than 12:00 p.m. on the day which is at least two Business Days prior to the proposed date of issuance or creation, as applicable. Such issuance or creation, as applicable, shall occur by no later than 5:00 p.m. on the proposed date of issuance or creation (assuming proper prior notice as aforesaid). Subject to the terms and conditions contained herein the expiry dates, amounts and beneficiaries of the Letters of Credit will be as designated by the Company. The Issuing Lender shall promptly notify the Lenders of the amounts of all Letters of Credit issued hereunder and of any extension, reduction, termination or amendment of any Letter of Credit. Each Letter of Credit issued by the Issuing Lender hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Issuing Lender upon drawing thereunder. No Letter of Credit shall expire more than one year from the date of issuance thereof provided a Letter of Credit may contain a renewal or so called "evergreen provision" providing for successive annual renewals of such Letter of Credit. The Company agrees to execute and deliver to the Issuing Lender such further documents and instruments in connection with any Letter of Credit issued (including without limitation, applications therefor) created hereunder as the Issuing Lender in accordance with its customary practices may request.

          (B) DRAWINGS UNDER LETTERS OF CREDIT. The Company hereby absolutely and unconditionally promises to pay to the Issuing Lender on the date of each drawing under a Letter of Credit, in immediately available funds from its accounts, the amount of such drawing under such Letter of Credit. If the Company requests a Revolving Credit Loan pursuant to Section 2.01 not later than 11:00 a.m. on the date of the drawing under a Letter of Credit in accordance with the terms hereof and if each of the conditions precedent to the making of such Loan set forth in Article V of this Agreement has been satisfied, on the date of a drawing under a Letter of Credit, the amount of such drawing, plus interest thereon, for which the Issuing Lender has not been reimbursed by the Company shall become a Prime Rate Loan made by the Lenders to the Company on such day. The Issuing Lender agrees to notify each Lender of the amount of each drawing under a Letter of Credit promptly upon the occurrence thereof. Each Lender agrees that if notified of any draw under a Letter of Credit prior to 12:00 noon on a Business Day then prior to 4:00 p.m. on the same Business Day (or, if notified after such time on a Business Day, not later than 12:00 noon on the next succeeding Business Day) it will make available to the Issuing Lender at its office located at the Payment Office of the Issuing Lender (or such other payment office as may be designated by the Issuing Lender, in federal funds or other immediately available funds, its Commitment Proportion of any such drawing or payment, plus any interest which shall have accrued thereon, provided that each Lender's obligation shall be reduced by its Commitment

Proportion of any reimbursement by the Company in respect of any such drawing or payment pursuant to this Section 2.03.

          (C) LETTER OF CREDIT OBLIGATIONS ABSOLUTE. (i) The obligation of the Company to reimburse the Issuing Lender as provided hereunder in respect of drawings or payments under Letters of Credit shall rank pari passu with the obligation of the Company to repay the Loans hereunder, shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, the obligation of the Company to reimburse the Issuing Lender in respect of drawings under Letters of Credit shall not be subject to any defense based on the non- application or misapplication by the beneficiary of the proceeds of any such payment or the legality, validity, regularity or enforceability of the Letters of Credit or any related document or any dispute between or among the Company, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred. The Issuing Lender may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of the Letter of Credit or any renewal or extension thereof then in effect, and conforms to the terms and conditions of such Letter of Credit. Furthermore, neither the Issuing Lender nor any of its correspondents shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to be in substantial compliance with the terms of the Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or for failure of any person to note the amount of any draft on the reverse of the Letter of Credit. The Issuing Lender shall have the right, in its sole discretion, to decline to accept any documents and to decline making payment under any Letter of Credit if the documents presented are not in strict compliance with the terms of such Letter of Credit.

          (ii) Any action, inaction or omission on the part of the Issuing Lender or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Company and shall not place the Issuing Lender or any of its correspondents under any liability to the Company in the absence of (x) gross negligence or willful misconduct by the Issuing Lender or its correspondents or
(y) the failure by the Issuing Lender to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit unless the Issuing Lender is prohibited from making such payment pursuant to a court order. The Issuing Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

          (d) OBLIGATIONS OF LENDERS IN RESPECT OF LETTERS OF CREDIT. Each Lender acknowledges that each Letter of Credit issued by the Issuing Lender pursuant to this Agreement is issued by the Issuing Lender on behalf of and with the ratable participation of all of the Lenders (i.e., in accordance with their Commitment Proportions), and each Lender agrees to make the payments required by subsection (b) hereof and agrees to be responsible for its pro rata share of all liabilities incurred by the Issuing Lender in respect of each Letter of Credit issued, established, opened or extended by the Issuing Lender hereunder for the account of the Company, including the Existing Letters of Credit. Each Lender agrees with the Issuing Lender and the other Lenders that its obligation to make the payments required by subsection (b) hereof shall not be affected in any way by any circumstances (other than the gross negligence or willful misconduct of the Issuing Lender) occurring before or after the making of any payment by the Issuing Lender pursuant to any Letter of Credit, including, without limitation:
(i) any modification or amendment of, or any consent, waiver, release or forbearance with respect to, any of the terms of this Agreement or any other instrument or document referred to herein; (ii) the existence of any Default or Event of Default; or (iii) any change of any kind whatsoever in the financial position or credit worthiness of the Company.

          (e) LETTERS OF CREDIT COLLATERAL. In the event any Letter of Credit shall not have matured or presentment for honor shall not have occurred on or prior to the Revolving Commitment Termination Date or such earlier date on which the Total Revolving Credit Commitments shall terminate, the Company shall provide the Agent with Cash Collateral in an amount equal to the aggregate undrawn amounts of such Letters of Credit. Such Cash Collateral shall be applied by the Agent to reimburse the Issuing Lender for drawings under such Letters of Credit which the Issuing Lender has not been so reimbursed.


                                   ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                                FEES AND PAYMENTS

          SECTION 3.01. INTEREST RATES; CONTINUATION AND CONVERSION OF LOANS.

          (a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate plus the Applicable Margin.

          (b) Each Adjusted Libor Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus the Applicable Margin.

          (c) Upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of the Loans (excluding any defaulted payment of principal accruing interest in accordance with clause (d) below), shall, at the option of the Required Lenders, bear interest payable on demand at a rate of interest 3% per annum in excess of the interest rate otherwise then in effect.

          (d) If the Company shall default in the payment of the principal of or interest on any portion of any Loan or any other amount becoming due hereunder, whether with respect to reimbursement of drawings under Letters of Credit, interest, fees, expenses or otherwise, the Company shall pay interest on such defaulted amount accruing from the date of such default up to and including the date of actual payment (after as well as before judgment) at a rate of 3% per annum in excess of the rate otherwise in effect or, if no rate is in effect, 3% per annum in excess of the Prime Rate.

          (e) The Company may elect from time to time to convert outstanding Loans from Adjusted Libor Loans to Prime Rate Loans by giving the Agent at least three Business Day's prior irrevocable written notice (or telephonic notice promptly confirmed in writing) of such election, provided that any such conversion of Adjusted Libor Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 as a result of such conversion. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. The Company may elect from time to time to convert outstanding Loans from Prime Rate Loans to Adjusted Libor Loans by giving the Agent irrevocable written notice of such election not later than 11:00 a.m. New York, New York time, three Business Days prior to the date of the proposed conversion. Upon receipt of such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Prime Rate Loans may be converted as provided herein, provided that each conversion shall be in the principal amount of $1,000,000 (or $500,000 if there is only one Lender) or whole multiples of $500,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from Adjusted Libor Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Adjusted Libor Loans having the same Interest Period shall not be less than $1,000,000 (or $500,000 if there is only one Lender).

          (f) Any Adjusted Libor Loan in a minimum principal amount of $1,000,000 (or $500,000 if there is only one Lender) may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of "Interest Period"; provided, that no Adjusted Libor Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the Interest Period in effect when the Agent is notified, or otherwise has actual knowledge, of such Default or Event of Default.

          (g) If the Company shall fail to select the duration of any Interest Period for any Adjusted Libor Loan in accordance with the definition of "Interest Period" set forth in Section 1.01, the Company shall be deemed to have selected an Interest Period of one month.

          (h) No Loan may be requested or continued as, or converted to, an Adjusted Libor Loan with an Interest Period that extends beyond the Revolving Credit Commitment Termination Date.

          (i) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to the Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to the Lender limiting the rates of interest that may be charged or collected by the Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Company to the Lender of any amount of interest in excess of the maximum amount then permitted by applicable law the interest payments shall be reduced to the extent necessary so that the Lender shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Lender shall receive interest payments hereunder or under any Note in an amount less than the amount otherwise provided herein or in any Note, such deficit (hereinafter called the "Interest Deficit") will cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Lender hereunder and under any Note for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing the Lender to receive interest in excess of the maximum amount then permitted by applicable law. The amount of the Interest Deficit shall to the extent not prohibited by law be treated as a prepayment penalty and paid in full at the time of any optional prepayment by the Company to the Lender of all or any part of the Loans. The amount of the Interest Deficit relating to a Note at the time of any complete payment of such Note at that time outstanding shall be cancelled and not paid.

          (j) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Prime Rate shall change when and as the Prime Rate changes in accordance with the definition thereof. Each determination by the Agent of an interest rate under this Section 3.01 or fee under Section 3.04 shall, absent manifest error, be conclusive and binding for all purposes.

          SECTION 3.02. USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used solely (i) to finance (x) a portion of the Merger Payment and (y) a portion of the expenses incurred by the Company in connection with the Merger, provided that the sum of (x) and (y) shall not exceed $15,000,000, and
(ii) to finance the Company's general corporate purposes, (other than any acquisition of all or substantially all of the Equity Interests of another Person which is not approved by the board of directors or other governing body of the Person to be acquired). Letters of Credit shall be issued for purposes in connection with and in the ordinary course of the business of the Company and consistent with the historical purposes of letters of credit issued for the account of the Company prior to the date hereof.

          SECTION 3.03. MANDATORY AND OPTIONAL PREPAYMENTS.

          (a) In the event of any Asset Sale permitted pursuant to Section 7.04, the Company shall apply within one Business Day of the closing of such Asset Sale the Net Proceeds therefrom to pay the Revolving Credit Loans then outstanding; provided, however, in the event that the Net Proceeds or any portion thereof constitute Excluded Proceeds, then the Company shall apply such Excluded Proceeds to pay the Revolving Credit Loans within 361 days of the closing of such Asset

Sale to the extent such Excluded Proceeds have not been applied to an Excluded Proceeds Permitted Use. If such Net Proceeds arise from a Non-Equity Asset Sale such payment shall permanently reduce the Total Revolving Credit Commitment by an amount equal to the aggregate principal amount of Revolving Credit Loans repaid. In the event the amount of such Net Proceeds from a Non-Equity Asset Sale exceeds the outstanding principal amount of the Revolving Credit Loans outstanding on the date of any mandatory repayment required hereunder, then the Total Revolving Credit Commitment shall be reduced by an amount equal to such excess Net Proceeds. If after making a mandatory prepayment pursuant to this
Section 3.03(a) as a result of a Non- Equity Asset Sale, the Aggregate Letters of Credit Outstanding exceeds the Total Revolving Credit Commitment, the Company shall, on the closing date of such sale, provide to the Agent Cash Collateral for the ratable benefit of the Issuing Lender in an amount equal to such excess.

          (b) The Company may at any time and from time to time prepay the then outstanding Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08, upon written notice to the Agent (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three Business Days before the date of prepayment with respect to prepayments of Adjusted Libor Loans, or 11:00 a.m. New York, New York time one Business Day before the date of prepayment with respect to Prime Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of prepayment and whether such prepayment is of Adjusted Libor Loans or Prime Rate Loans or a combination thereof, and if a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the amount specified in such notice shall be due and payable, on the date specified therein together with accrued interest to (but excluding) such date on the amount repaid. Each partial prepayment pursuant to this Section 3.03 shall be in a principal amount of (x) $400,000 or whole multiples of $100,000 in excess thereof with respect to Prime Rate Loans and (y) $1,000,000 (or $500,000 if there is only a single Lender) or whole multiples of $500,000 in excess thereof with respect to Adjusted Libor Loans.

          SECTION 3.04. FEES. (a) The Company agrees to pay the Agent for its own account, such agency and other fees as agreed between the Company and the Agent.

          (b) The Company shall pay to each Lender a commitment fee equal to such Lender's Commitment Proportion of an amount equal to (x) the average daily unused portion of the Total Revolving Credit Commitment multiplied by (y) the Unused Fee Rate, from the date of this Agreement until the Revolving Credit Commitment Termination Date. The commitment fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed and shall be payable on the last Business Day of each calendar quarter, commencing December 31, 1999, and on the Revolving Credit Commitment Termination Date and on any day the Total Revolving Credit Commitment is permanently reduced in whole or in part.

          (c) The Company shall pay to the Issuing Lender, on demand, for the Issuing Lender's own account all customary fees charged by the Issuing Lender with respect to the processing, issuance, administration, renewal, extension, amendment, payment and negotiation of letters of credit.

          (d) The Company shall pay to the Agent for the account of each Lender a participation fee with respect to each Lender's participation in Letters of Credit which shall accrue at a rate per annum equal to .875% multiplied by the stated amount of each Letter of Credit at the time of issuance thereof, and payable on the date of such issuance and each anniversary of such date thereafter to the extent the applicable Letter of Credit remains outstanding on such date. Such fee shall be calculated on the basis of 360 days for the actual number of days from the date of issuance of the Letter of Credit or anniversary, as applicable, to the earlier of the next succeeding anniversary or the date on which the Letter of Credit expires if there is no drawing thereunder.


          SECTION 3.05. INABILITY TO DETERMINE INTEREST RATE. In the event that the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) for any requested Interest Period with respect to (a) the making of an Adjusted Libor Loan, (b) an Adjusted Libor Loan that will result from the requested conversion of a Prime Rate Loan into an Adjusted Libor Loan, or (c) the continuation of an Adjusted Libor Loan beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Company and each Lender. From the date of such notice until the Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the Company shall not have the right to request or continue an Adjusted Libor Loan or to convert a Prime Rate Loan to an Adjusted Libor Loan.

          SECTION 3.06. ILLEGALITY. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Adjusted Libor Loans as contemplated by this Agreement, such Lender shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, to the Agent, which notice the Agent shall promptly transmit to the Company and the other Lenders and (a) the commitment of such Lender to make and to allow conversion to or continuations of Adjusted Libor Loans shall forthwith be cancelled for the duration of such illegality and (b) the Loans then outstanding as Adjusted Libor Loans, if any, shall be converted automatically to Prime Rate Loans on the next succeeding last day of each Interest Period applicable to such Adjusted Libor Loans or within such earlier period as may be required by law. The Company shall pay to such Lender, upon demand, any additional amounts required to be paid pursuant to
Section 3.08 hereof.

          SECTION 3.07. INCREASED COSTS. (a) In the event that any introduction of or change in, on or after the date hereof, any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other Governmental Authority and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

          (i) shall subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Loan, or any Letter of Credit or change the basis of taxation of payments to such Lender or the Issuing Lender of principal, interest, fees or any other amount payable hereunder (other than any franchise tax or tax that is measured with respect to the overall net income of such Lender or the Issuing Lender or Lending Office of such Lender or the Issuing Lender and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Lending Office or the Issuing Lender's Lending Office is located, or by any jurisdiction in which such Lender is organized, has its principal office or is managed and controlled); or

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender or the Issuing Lender; or

          (iii) shall impose on any Lender or the Issuing Lender any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to such Lender or the Issuing Lender of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which such Lender or the Issuing Lender deems material, then, in any such case, the Company shall pay such Lender or the Issuing Lender, on demand therefor, such additional amount or amounts as such Lender or the Issuing Lender shall have determined will compensate such Lender or the Issuing Lender for such increased costs or reduction.

          (b) If any Lender or the Issuing Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Issuing Lender (or any lending office of any Lender or the Issuing
Lender) or any Lender's or the Issuing Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company as a consequence of its obligations hereunder to a level below that which such Lender or the Issuing Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Lender to be material, then from time to time, the Company shall pay to such Lender or the Issuing Lender on demand therefor the additional amount or amounts as such Lender or the Issuing Lender shall have determined will compensate such Lender or Issuing Lender or such Lender's or the Issuing Lender's holding company for such reduction. Such Lender's or the Issuing Lender's determination of such amounts shall be conclusive and binding on the Company absent manifest error.

          (c) In the event any Lender or the Issuing Lender shall be entitled to compensation pursuant to Section 3.07(a) or Section 3.07(b), it shall promptly notify the Agent and the Company of the event by reason of which it has become so entitled; provided, however, no failure on the part of any Lender or the Issuing Lender to demand compensation under clause (a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion.

          SECTION 3.08. INDEMNITY. The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense which such Lender may sustain or incur, including, without limitation, interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain Adjusted Libor Loans hereunder, as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Adjusted Libor Loan,
(b) default by the Company to accept or make a borrowing of an Adjusted Libor Loan or a conversion into or continuation of an Adjusted Libor Loan after the Company has requested such borrowing, conversion or continuation, (c) default by the Company in making any prepayment of any Adjusted Libor Loan after the Company gives a notice in accordance with Section 3.03 of this Agreement and/or
(d) the making of any payment or prepayment (whether mandatory or optional) of an Adjusted Libor Loan or the making of any conversion of an Adjusted Libor Loan to a Prime Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. A certificate of a Lender setting forth such amounts shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any certificate within five days after receipt thereof.

          SECTION 3.09. TAXES. (a) Except as required by law, all payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Agent, the Issuing Lender or a Lender by (i) the United States of America or any political subdivision or taxing authority thereof or therein, (ii) the jurisdiction under the laws of which the Agent, the Issuing Lender or such Lender is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (iii) any jurisdiction in which such Lender's Lending Office or the Issuing Lender's lending office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent, the Issuing Lender or any Lender hereunder, or under the Notes, the amount so payable to the Agent, the Issuing Lender or such Lender shall be increased to the extent necessary to yield to the Agent, the Issuing Lender or such Lender (after payment of all Taxes and free and clear of all liability in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Agent for its own account or for the account of the Issuing Lender or such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent, the Issuing Lender and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent, the Issuing Lender or such Lender as a result of any such failure together with any expenses payable by the Agent, the Issuing Lender or such Lender in connection therewith.

          (b) Prior to the first Interest Payment Date, each Lender that is not organized under the laws of the United States or a state thereof agrees that it will deliver to the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States back-up withholding tax. Each Lender which delivers to the Company and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to the Agent two further copies of the said statement and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Agent, and such extensions or renewals thereof as may reasonably be requested by the Agent, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If a Lender fails to provide a copy or form required pursuant to this Section 3.09(b), upon notice by the Company to the Agent and such Lender, (i) the Company shall be entitled to deduct or withhold on payments to the Agent or such Lender as a result of such failure, as required by law, and
(ii) the Company shall not be required to make payments of additional amounts with respect to withheld Taxes pursuant to Section 3.09(a) to the extent such withholding is required solely of the failure of Agent or Lender to provide the necessary copy or form.

          SECTION 3.10. PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Company from the Lenders, each conversion of a Loan pursuant to Section 3.01(e) or continuation of a Loan pursuant to Section 3.01(f), each payment by the Company on account of any fee (other than with respect to fees for the account of the Agent and the Issuing Lender described in Section 3.04 and reimbursements by the Company to the Issuing Lender with respect to drawings under Letters of Credit pursuant to Section 2.03) and any reduction of the Revolving Credit Commitments of the Lenders hereunder shall be made pro rata according to the respective relevant Commitment Proportions of the Lenders. Each payment (including each prepayment) by the Company on account of principal of and interest on each Loan shall be made pro rata according to the respective outstanding principal amounts of such Loans held by each Lender. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Lenders (except as specified in Sections 2.03(b) and Section 3.04) at the Payment Office of the Agent in Dollars in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds by wire transfer of each Lender's portion of such payment to such Lender for the account of its Lending Office. The

Agent may, in its sole discretion, directly charge principal and interest payments and fees due in respect of the Loans to the Company's accounts at the Payment Office or other office of the Agent. The Issuing Lender may, in its sole discretion, directly charge reimbursement obligations with respect to Letters of Credit to the Company's accounts at any office of the Issuing Lender. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon or fees shall be payable at the then applicable rate during such extension.

          SECTION 3.11. FUNDING AND DISBURSEMENT OF LOANS. (a) Each Lender shall make each Loan to be made by it hereunder available to the Agent at the Payment Office for the account of such office and the Agent by 1:00 p.m. New York, New York time on the Borrowing Date in Dollars in immediately available funds. Unless any applicable condition specified in Article V has not been satisfied, the amount so received by the Agent will be made available to the Company at the Payment Office by crediting the account of the Company with such amount and in like funds as received by the Agent; provided, however, that if the proceeds of any Loan or any portion thereof are to be used to prepay outstanding Loans, then the Agent shall apply such proceeds for such purpose to extent necessary and credit the balance, if any, to the Company's account.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to a proposed Borrowing Date that such Lender will not make the amount which would constitute its Commitment Proportion of the borrowing on such Borrowing Date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Agent until a date after such Borrowing Date, such Lender shall pay to the Agent on demand interest on such Lender's Commitment Proportion of such borrowing at a rate equal to the greater of (i) the daily average Federal Funds Rate and (ii) a rate determined by the Agent in accordance with banking industry rules on interbank compensation during such period, from and including such Borrowing Date to the date on which such Lender's Commitment Proportion of such borrowing shall have become immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts due pursuant to this Section 3.11(b) shall be conclusive absent manifest error. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its commitment hereunder or to prejudice any right which the Company may have against any Lender as a result of any default by such Lender hereunder.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Company represents and warrants to the Agent and each Lender that:

          SECTION 4.01. ORGANIZATION, POWERS. The Company and each Corporate Guarantor (a) is a corporation, general partnership or limited liability company as indicated on

Schedule I attached hereto duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, (b) has the corporate, limited liability or partnership power, as applicable, and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the corporate power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, with respect to the Company, the power to obtain extensions of credit hereunder and to execute and deliver the Notes.

          SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings and the other extensions of credit to the Company hereunder, and the execution, delivery and performance by each of the Corporate Guarantors of the Loan Documents to which such Corporate Guarantor is a party, (a) have, with respect to the Company and each Corporate Guarantor, been duly authorized by all requisite corporate, limited liability or partnership action as applicable, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company or any Corporate Guarantor, any rule or regulation of any Governmental Authority, or the certificate of incorporation or by-laws, articles of organization, operating agreement or partnership agreement as applicable of the Company or of any Corporate Guarantor or (ii) any order of any court or other Governmental Authority binding on the Company or any Corporate Guarantor or any indenture, agreement or other instrument to which the Company or any Corporate Guarantor is a party, or by which the Company or any Corporate Guarantor or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of the Company or any Corporate Guarantor other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Company or any Corporate Guarantor is a party constitutes a legal, valid and binding obligation of the Company and each such Corporate Guarantor, as the case may be, enforceable against the Company and each such Corporate Guarantor, as the case may be, in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, fraudulent conveyance, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law or by equitable principles of general application.

          SECTION 4.03. FINANCIAL CONDITION. (a) The Company has heretofore furnished to each Lender (i) the audited consolidated balance sheet of the Company and the related statements of income, retained earnings and cash flow of the Company and its Subsidiaries, audited by Arthur Andersen LLP, independent certified public accountants, as of January 3, 1999 and for the fiscal year then ended and (ii) the management prepared unaudited consolidated balance sheet and the related statements of income, retained earnings and cash flow of the

Company and its Subsidiaries as of July 18, 1999 and for the twenty-eight week period then ended. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and, since July 18, 1999, no Material Adverse Effect has occurred, except to the extent reflected on the pro forma financial statements referred to in Section 5.01(n)(i) hereof (subject to adjustments resulting from the interest rate and discount applicable to the Senior Notes). The Company shall deliver to the Agent, with a copy for each Lender, a certificate of the Chief Financial Officer of the Company to that effect on the Closing Date. Other than obligations and liabilities arising in the ordinary course of business since July 18, 1999 and the indebtedness evidenced by the Senior Notes, the Existing Indebtedness and the Committed Restricted Investments, neither the Company nor any Subsidiaries have incurred any obligations or liabilities contingent or otherwise that would be required to be included on the face of, or in footnotes to, consolidated financial statements of the Company, which are not reflected or disclosed on such statements other than obligations of the Company and its Subsidiaries incurred in the ordinary course of business (which shall be deemed to exclude obligations or liabilities arising from acquisitions by the Company or any of its Subsidiaries of the business or assets (including, without limitation stock) of any Person).

          (b) The Company, individually and together with the Corporate Guarantors, is Solvent and immediately after giving effect to the Merger and to each Loan and each other extension of credit contemplated by this Agreement and the execution of each Loan Document, will be Solvent.

          SECTION 4.04. TAXES. All assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of the Company or any Corporate Guarantor have been discharged or reserved against in accordance with Generally Accepted Accounting Principles. The Company and each Corporate Guarantor has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

          SECTION 4.05. TITLE TO PROPERTIES. The Company and each Corporate Guarantor has good title to their respective properties and assets reflected on the financial statements referred to in Section 4.03 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business or as permitted pursuant to this Agreement, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

          SECTION 4.06. LITIGATION. (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or of any Corporate Guarantor) pending or, to the knowledge of the Company or any Corporate Guarantor, threatened against the Company or any Corporate Guarantor at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which, if adversely determined against the Company or such Corporate Guarantor, could reasonably be expected to result in a Material Adverse Effect; and (b) neither the Company nor any Corporate Guarantor is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.07. RESTRICTIONS. Neither the Company nor any Corporate Guarantor is subject to any charter or other corporate restriction, or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.08. COMPLIANCE WITH ERISA. Each Plan is in compliance with in all material respects with ERISA; no Plan is insolvent or in reorganization, no Plan or Plans have an Unfunded Current Liability in excess of $1,000,000 individually or in the aggregate, and no Plan has an accumulated or waived funding deficiency in excess of $1,000,000, individually or in the aggregate; neither the Company, any Corporate Guarantor nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or reasonably expects to incur any liability under any of the foregoing sections on account of the prior termination of participation in or contributions to any such Plan in excess of $1,000,000, individually or in the aggregate, no proceedings have been instituted to terminate any Plan which would cause the Company to incur a liability in excess of $1,000,000, individually or in the aggregate, in each case; no condition exists which could reasonably be expected to present a risk to the Company, any Corporate Guarantor or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code in excess of $1,000,000 individually or in the aggregate; no lien imposed under the Code or ERISA on the assets of the Company, any Corporate Guarantor or any of its ERISA Affiliates exists or could reasonably be expected to arise on account of any Plan which secures liabilities in excess of $1,000,000, individually or in the aggregate; and the Company and each Corporate Guarantor may terminate contributions to any other employee benefit plans maintained by it without incurring any liability to any Person interested therein in excess of $1,000,000 individually or in the aggregate.

          SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS. (a) Neither the Company nor any Corporate Guarantor is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

          (b) No part of the proceeds of any Loan and no other extension of credit hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          (c) The proceeds of each Loan, and each other extension of credit hereunder shall be used solely for the purposes permitted under Section 3.02.

          SECTION 4.10. APPROVALS. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any Corporate Guarantor, or with the execution and delivery of other Loan Documents to which the Company or any Corporate Guarantor is a party or, with respect to the Company, the borrowings and each other extension of credit hereunder.

          SECTION 4.11. SUBSIDIARIES. Attached hereto as Schedule I is a correct and complete list of each of the Company's Subsidiaries as of the Closing Date showing as to each Subsidiary, its name, type of entity (i.e., corporation, limited liability company, etc.), the jurisdiction of its incorporation or formation, the holders of the Voting Stock in each Subsidiary, the outstanding Voting Stock held by such holders and whether the Subsidiary is an Unrestricted Subsidiary. Schedule I shall be deemed updated after the date hereof with respect to any Subsidiary with respect to which the Company has complied with its obligations under Section 6.13. All of the outstanding capital stock of the Company will, immediately following completion of the Merger, be owned beneficially and of record by the Persons indicated as such owners on Schedule I.

          SECTION 4.12. HAZARDOUS MATERIALS. The Company and each Corporate Guarantor is in compliance with all applicable Environmental Laws and neither the Company nor any Corporate Guarantor has used Hazardous Materials on, from, or affecting any property now owned or occupied, previously owned or occupied, or hereafter owned or occupied by the Company or any Corporate Guarantor in any manner which violates any applicable Environmental Law, except where any such violations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law, except where any such violations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

          SECTION 4.13. INVESTMENT COMPANY ACT. Neither the Company nor any Corporate Guarantor is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.14. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

          SECTION 4.15. MATERIAL CONTRACTS. All Material Contracts are disclosed on Schedule V hereto as the same may be updated from time to time by the Company by written notice to the Agent. Each such Material Contract is in full force and effect and is binding upon and enforceable against the Company and any Corporate Guarantor, in each case, to the extent they are a party thereto, and, to the Company's knowledge, all other parties thereto in accordance with its terms, and there exists no default, under any Material Contract by the Company or any Corporate Guarantor or, to the Company's knowledge, by any other party thereto which has not been fully cured or waived, except those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 4.16. PERMITS AND LICENSES. The Company and each Corporate Guarantor has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 4.17. COMPLIANCE WITH LAW. The Company and each Corporate Guarantor are each in compliance, with all laws, rules, regulations, orders and decrees which are applicable to the Company or any Corporate Guarantor, or to any of their respective properties, except where the failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 4.18. Y2K. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the Company's or any Corporate Guarantor's computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's or any Corporate Guarantor's systems interface), and the testing of all such systems and equipment, as so reprogrammed has been completed, except to the extent the failure to conduct such reprogramming or testing could not reasonably be expected to have a Material Adverse Effect. The cost to the Company and each Corporate Guarantor's of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Company and each Corporate Guarantor (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or Event of Default or have a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and each Corporate Guarantor are and, with ordinary course upgrading and maintenance, will continue to be sufficient to permit the Company and each Corporate Guarantor to conduct their respective businesses without having a Material Adverse Effect.

          SECTION 4.19. FISCAL YEAR END. The next succeeding six fiscal year ends of the Company are January 2, 2000, December 31, 2000, December 30, 2001, December 29, 2002, December 28, 2003 and January 2, 2005.

          SECTION 4.20. CERTAIN AGREEMENTS. The Merger Agreement and the Note Purchase Agreement, a true, correct and complete copy of each of which has heretofore been furnished to each Lender (including all schedules, exhibits, annexes, amendments and disclosure letters referred to therein are delivered pursuant thereto) have each been duly executed and delivered by the parties thereto, and on the date hereof is, and on the Closing Date will be, in full force and effect in accordance with its terms.

          SECTION 4.21. REPRESENTATIONS AND WARRANTIES CONTAINED IN CERTAIN AGREEMENTS. Without limiting or modifying the representations and warranties of the Company contained herein, the representations and warranties of the Company and of SMLLC contained in the Merger Agreement and the Company and the Corporate Guarantors contained in the Note Purchase Agreement will be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date; and the Lenders are entitled to rely on the representations and warranties of the Company to the same extent as those such representations and warranties were set forth in full herein. The Company is in compliance with its covenants and agreements set forth in the Note Purchase Agreement and the Company and SMLLC are each in compliance with their respective covenants and agreements set forth in the Merger Agreement.

          SECTION 4.22. DISCLOSURE. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to the Agent, the Issuing Lender, or any Lender by or on behalf of the Company or any Corporate Guarantor for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

                                    ARTICLE V
                              CONDITIONS OF LENDING

          SECTION 5.01. CONDITIONS TO INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial Loan hereunder and the obligation of the Issuing Lender to issue the initial Letter of Credit hereunder, are subject to the following conditions precedent:

          (a) NOTES. On or prior to the Closing Date, the Agent shall have received for the account of each Lender a Revolving Credit Note duly executed by the Company.

          (b) CORPORATE GUARANTIES. On or prior to the Closing Date, the Agent shall have received, with a counterpart for each Lender, the Corporate Guaranties duly executed by each Corporate Guarantor.

          (c) OPINION OF COUNSEL. On or prior to the Closing Date, the Agent shall have received, with a copy for each Lender, a written opinion of counsel for the Company and the Corporate Guarantors dated the Closing Date and addressed to the Agent and the Lenders, substantially in the form of Exhibit D attached hereto.

          (d) SUPPORTING DOCUMENTS. On or prior to the Closing Date, the Agent shall have received, with a copy for each Lender, (i) a copy of a certificate of good standing for the Company and each Corporate Guarantor from the secretary of state of the states of their organizational jurisdiction dated as of a recent date; (ii) certified copies of the certificate of incorporation, the by-laws, articles of organization, operating agreement or partnership agreement, as applicable, of the Company and each Corporate Guarantor; (iii) a certificate of the Secretary or an Assistant Secretary of the Company and of the Secretary, Assistant Secretary or member as applicable, of each Corporate Guarantor dated the Closing Date and certifying:
(x) that neither the certificate of Incorporation, the by-laws, articles of organization, operating agreement or partnership agreement, as applicable, of the Company nor of any Corporate Guarantor has been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Company and by the board of directors or other governing body or Persons of each Corporate Guarantor authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to the Company, the borrowings and other extensions of credit hereunder; and (z) the incumbency and specimen signature of each officer of the Company and of each officer or other authorized Person of each Corporate Guarantor executing each Loan Document to which the Company or any Corporate Guarantor is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of the Company and each Corporate Guarantor as to the incumbency and signature of the Secretary or Assistant Secretary of the Company and each Corporate Guarantor; and (iv) such other documents as the Agent may reasonably request.

          (e) OFFICER'S CERTIFICATE. The Agent shall have received, with a copy for each Lender, a certificate from a duly authorized Executive Officer of the Company stating that (i) the representations and warranties of the Company contained in this Agreement and the other Loan Documents to which it is a party are true and correct on and as of the Closing Date with the same effect as though such representations and warranties were made on and as of such date, unless such representation or warranty is as of a specific date, in which case, as of such date, and (ii) no Default or Event of Default has occurred or is continuing on the Closing Date.

          (f) INSURANCE. On or prior to the Closing Date, the Agent shall have received a certificate or certificates evidencing insurance coverage from an independent insurance broker or brokers confirming the insurance required to be maintained pursuant to Section 6.01 hereof.

          (g) ASSETS FREE FROM LIENS. Prior to the Closing Date, the Agent shall have received UCC-1 financing statement, tax and judgment lien searches evidencing that the Company's and each Corporate Guarantor's accounts receivable, inventory, equipment and all other assets are free and clear of all Liens except Permitted Liens.

          (h) FEES AND EXPENSES. On or prior to the Closing Date, the Agent shall have received for itself and for the account of the Lenders (i) all fees payable to the Lenders pursuant to the Loan Documents on or prior to the Closing Date, (ii) reimbursement of expenses in accordance with Section 10.03 and (iii) fees payable to the Agent which are required to be paid to the Agent on the Closing Date pursuant to any agreement between the Company and the Agent.

          (i) NO LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any Corporate Guarantor pending or threatened before any court, governmental agency or arbiter that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (j) CONSENTS AND APPROVALS. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Required Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Required Lenders that imposes materially adverse conditions upon the transactions contemplated hereby.

          (k) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company or the Company and the Corporate Guarantors taken as a whole since July 18, 1999 other than, with respect to financial condition only, the payment on the Closing Date of the Merger Payment and the incurrence on the Closing Date of indebtedness under the Senior Notes.

          (l) MERGER AGREEMENT. The conditions to the effectiveness of the Merger as set forth in the Merger Agreement shall be fulfilled in a manner satisfactory to the Required Lenders and the Merger Agreement shall not have been amended, modified, supplemented or otherwise changed and no material term or condition thereof shall have been waived, without the prior consent of the Required Lenders.

          (m) SENIOR NOTES. The Initial Purchaser (as defined in the Note Purchase Agreement) shall have purchased, or shall concurrently purchase on the effective date of the Merger, the Senior Notes pursuant to and in accordance with the Note Purchase Agreement and the Company shall have received gross proceeds from the issuance of the Senior Notes in an amount not less than $245,000,000 which shall be available to finance a portion of the Merger Payment. The Agent shall have received, with a copy for each Lender, a certificate of a duly authorized Executive Officer of the Company certifying that the transactions referred to in paragraph (l) and this paragraph (m) have been effected or that such transactions shall be effected contemporaneously with the initial Revolving Credit Loan hereunder.

          (n) PRO FORMA FINANCIAL STATEMENTS. (a) No event or circumstance shall have occurred which would cause any of the assumptions made in (i) the pro forma financial statements of the Company and its Subsidiaries (which were based upon the financial statements of the Company for the twenty-eight week period ending July 18, 1999, contained in the Company's Preliminary Confidential Offering Memorandum dated September 2, 1999 and which reflect the consummation of the Merger) or (ii) the projections for the Company and its Subsidiaries for the five-year period commencing on the proposed Closing Date delivered to the Agent on August 31, 1999 to be unreasonable in any material respect (other than revisions resulting from the final determination of the interest rate on the Senior Notes) and (b) if the interest rate with respect to the Senior Notes is established at 12.5% or more, receipt and satisfactory review by the Lenders of
(i) revised pro forma financial statements of the Company and its Subsidiaries prepared on the same basis as those referred to in clause (a) and (ii) revised projections for the Company and the Corporate Guarantors for a five-year period commencing on the proposed Closing Date;

          (o) CERTAIN AGREEMENTS. The Agent and the Lenders shall have received a true, correct and complete copy of the Senior Note Indenture and of the Registration Rights Agreement (including all schedules, exhibits, annexes, amendments and disclosure letters referred to therein) each of which shall be in form and substance satisfactory to the Required Lenders; provided, however, the forms thereof delivered to the Agent prior to the date hereof (as modified by the "Description of Notes" delivered to the Agent via facsimile from Bowne of New York on September 24, 1999) shall be deemed satisfactory so long as they are not revised or modified in any manner unsatisfactory to the Required Lenders.

          (p) OTHER INFORMATION, DOCUMENTATION. The Agent and the Lenders shall have received such other and further information and documentation as any of them may reasonably request, including, but not limited to, any information or documentation relating to compliance by the Company and each Corporate Guarantor with the requirements of all Environmental Laws.

          (q) COMPLETION OF PROCEEDINGS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Agent, the Lenders and their counsel.

          SECTION 5.02. CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligation of each Lender to make each Loan hereunder and the obligation of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, including, without limitation, the initial Loan and the initial Letter of Credit are subject to the following additional conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties by the Company and each Corporate Guarantor pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct on and as of the Borrowing Date or as of the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or on the date of issuance, amendment, renewal or extension of a Letter of Credit or will result after giving effect to the Loan requested or the requested issuance, amendment, renewal or extension of a Letter of Credit.

          (c) ADDITIONAL DOCUMENTATION. With respect to the issuance, amendment, renewal or extension of any Letter of Credit, the Issuing Lender shall have received the documents and instruments requested by the Issuing Lender in accordance with the last sentence of Section 2.03(a).

Each borrowing hereunder and each issuance, amendment, renewal or extension of a Letter of Credit shall constitute a representation and warranty of the Company that the statements contained in clauses (a) and (b) of Section 5.02 are true and correct on and as of the Borrowing Date or as of the date of issuance, amendment, renewal or extension of a Letter of Credit, as applicable.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

          The Company covenants and agrees with the Lenders that so long as the Revolving Credit Commitments remain in effect or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid, it will, and will cause each Corporate Guarantor to:

          SECTION 6.01. EXISTENCE, PROPERTIES, INSURANCE. (a) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or limited liability company, as applicable, existence, rights and franchises and comply in all material respects with all laws applicable to it (except for mergers, sales of assets and consolidations permitted pursuant to Section 7.12); (b) at all times maintain, preserve and protect all franchises and trade names and preserve all of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times, except to the extent that the failure to do so could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (c) at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business.

          SECTION 6.02. PAYMENT OF TAXES. Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; provided, however, that neither the Company nor any Corporate Guarantor shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Corporate Guarantor, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested; provided, further, that the Company and each Corporate Guarantor will pay or cause to be paid all such taxes, assessments, charges, levies or claims prior to foreclosure of any Lien which has attached as security therefor.

          SECTION 6.03. FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Agent and each Lender:

               (a) as soon as available, but in any event within 90 days (or such longer period which companies which are subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, are permitted to file with the Securities and Exchange Commission its annual report on Form 10-K, giving effect to any permitted extensions obtained by the Company but, in any event, not to exceed 105 days) after the end of each fiscal year of the Company, (i) a copy of the audited consolidated balance sheet of the


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




          Company  and  its  Subsidiaries  as of the end of  such  year  and the related audited consolidated statements of income, shareholders' equity and cash flow for such year, in each case, setting forth in comparative form the respective figures as of the end of and for the previous fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Company and not reasonably unsatisfactory to the Required Lenders (the "Auditor"), which report shall not have a "going concern" or like qualification or exception or qualification or exception as to the scope of the audit and shall be to the effect that such financial statements present fairly in all material respects the financial condition and results of operation of the Company and its Subsidiaries in accordance with Generally Accepted Accounting Principles, consistently applied; (ii) a copy of the corresponding supplemental consolidating balance sheets and income statements of the Company, the Corporate Guarantors (as a group) and the Unrestricted Subsidiaries (as a group) and, to the extent required by Generally Accepted Accounting Principles or by applicable rules or regulations of the Securities and Exchange Commission, each Corporate Guarantor setting forth, commencing with the financial statements for the first date or period after December 31, 2000, in comparative form the respective figures as of the end of and for the previous fiscal year or fiscal quarter, as applicable, and which support the financial statements delivered pursuant to clause (i), and (iii) a copy of the corresponding unaudited supplementary balance sheet and income statement of the Company and the Corporate Guarantors on a consolidated basis as of the end of such year and for such year, in each case of (i) and (ii) and (iii) prepared in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and with respect to the statements referred to in clause (ii) and (iii) accompanied by a certificate of the Chief Financial Officer to that effect that such financial statements present fairly in all material respects the financial condition and results of operation of the Company and the Corporate Guarantors in accordance with Generally Accepted Accounting Principles and a customary supplemental financial information report thereon by the Auditor;

               (b) as soon as available, but in any event not later than 45 days (or such longer period which companies which are subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, are permitted to file with the Securities and Exchange Commission its quarterly report on Form 10-Q, giving effect to any permitted extensions obtained by the Company but, in any event, not to exceed 60 days) after the end of the first, second and third quarterly period of each fiscal year of the Company, (i) a copy of the interim unaudited consolidated balance sheet of the Company and its
          Subsidiaries as of the end of each such quarter and the related interim statements of income, shareholders equity and cash flow for such quarter and the portion of the fiscal year through such date prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and setting forth in comparative form the respective figures for the corresponding date and period in the previous fiscal year, in each case prepared by the Chief Financial Officer and accompanied by a certificate executed by the Chief Financial Officer to the effect that such financial statements present fairly in all material respects the financial condition and results of operation of the Company and its Subsidiaries in accordance with Generally Accepted Accounting Principles consistently applied subject to normal year end adjustments; (ii) a copy of the corresponding consolidated interim balance sheet of the Company and the Corporate Guarantors as of the end of such quarter and the related corresponding unaudited consolidated interim statements of income, for such quarter and the portion of the fiscal year through such date, and
          (iii) a copy of the corresponding supplemental consolidating balance sheets and income statements of the Company, the Corporate Guarantors (as a group), the Unrestricted Subsidiaries (as a group), and, to the extent required by Generally Accepted Accounting Principles or by applicable rules or regulations of the Securities and Exchange Commission, each Corporate Guarantor, in each case of (ii) and (iii), prepared by management of the Company, and setting forth, commencing with the financial statements for the first date or period after December 31, 2000, in comparative form the respective figures for the corresponding date and period in the previous fiscal year or fiscal quarter, as applicable, and prepared in accordance with Generally Accepted Accounting Principles, consistently applied.

               (c) a certificate prepared and signed by the Chief Financial Officer in form and substance reasonably acceptable to the Lenders with each delivery required by clauses (a) and (b) above, as to whether or not, as of the close of such preceding period and at all times during such preceding period, the Company or each Corporate
          Guarantor, as the case may be, was in compliance with all the provisions in this Agreement, showing a detailed computation of financial covenants and quantitative negative covenants and, if the Chief Financial Officer shall have obtained knowledge of any default in such compliance or notice of such default, he shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute a Default or an Event of Default hereunder;

               (d) promptly after the preparation thereof, a copy of the annual budget or projection prepared with respect to the Company and/or any Corporate Guarantor;

               (e) promptly after receipt thereof, a copy of the management letter and internal control letter, if any, prepared by the Auditor;

               (f) if applicable, promptly after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports (including, without limitation, reports on Form 8-K) which the Company or any Corporate Guarantor shall file with the Securities and Exchange Commission;

               (g) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not reasonably be expected to result in any materially adverse action to be taken by such agency;

               (h) promptly following delivery thereof, copies of all reports, notices and other materials delivered to the holders of the Senior Notes generally; and

               (i) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company or any Corporate Guarantor as any Lender may reasonably request.

          SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES. Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of the Company and its Subsidiaries. At any time during normal business hours and from time to time, permit any Lender or any agent or representative thereof, to examine and make copies of any abstracts from the books and records of such information which the Lenders deem necessary or desirable (including, without limitation, the financial records of the Company and the Corporate Guarantors) and to visit the properties of the Company or any Corporate Guarantor and to discuss their respective affairs, finances and accounts with any of their respective executive officers or the Company's independent accountants.

          SECTION 6.05. NOTICE OF ADVERSE CHANGE. Promptly notify each Lender in writing of (a) any change in the business or the operations of the Company or any Corporate Guarantor which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Agent or the Lenders pursuant to this Agreement, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

          SECTION 6.06. NOTICE OF DEFAULT. Promptly notify each Lender of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

          SECTION 6.07. NOTICE OF LITIGATION. Promptly notify each Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against the Company or any Corporate Guarantor on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect.

          SECTION 6.08. NOTICE OF DEFAULT IN OTHER AGREEMENTS. Promptly notify each Lender of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Corporate Guarantor is a party which default could reasonably be expected to have a Material Adverse Effect.

          SECTION 6.09. NOTICE OF ERISA EVENT. Promptly deliver to each Lender a certificate of the Chief Financial Officer of the Company setting forth details as to such occurrence and such action, if any, which the Company, such Corporate Guarantor or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Corporate Guarantor ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans have an Unfunded Current Liability giving rise to a Lien under ERISA, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any Corporate Guarantor or any ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA if any of the foregoing could, individually or in the aggregate, reasonably be expected to cause the Company or the Corporate Guarantors to incur liabilities in excess of $1,000,000, individually or in the aggregate. The Company will deliver to each Lender a complete copy of the annual report (Form 5500) of each Plan that is a single employer Plan (within the meaning of Section 4001(a)(15) of ERISA), filed with the Internal Revenue Service. In addition to any certificates or notices delivered to each Lender pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Company or any Corporate Guarantor and required to be delivered to each Lender hereunder shall be delivered to each Lender no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Company or a Corporate Guarantor.

          SECTION 6.10. NOTICE OF ENVIRONMENTAL LAW VIOLATIONS. Promptly notify each Lender of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against the Company or any Corporate Guarantor relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

          SECTION 6.11. NOTICE REGARDING MATERIAL CONTRACTS. Promptly notify each Lender of (a) any termination (prior to the end of its stated term), material amendment, material supplement or other material modification of any Material Contract and (b) the occurrence of a material default by the Company or any Corporate Guarantor or by any other party to any Material Contract of which the Company or any Corporate Guarantor is aware.

          SECTION 6.12. COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect.

          SECTION 6.13. SUBSIDIARIES. Promptly notify the Lenders (a) prior to the occurrence thereof, of the creation, establishment or acquisition, in any manner, of any Subsidiary of the Company or any Corporate Guarantor not existing on the date hereof, (b) of the designation of an Unrestricted Subsidiary as a "Restricted Subsidiary" (as that term is defined in the Senior Note Indenture), and (c) of the failure of any Subsidiary which was an Unrestricted Subsidiary to conform with all the requirements applicable to an Unrestricted Subsidiary as set forth in the definition thereof, and, in each case of clause (a), (b) and (c), promptly cause, subject to the next succeeding sentence, each such Subsidiary to execute a Corporate Guaranty, concurrently with the creation, establishment or acquisition of such Subsidiary, and concurrently with the delivery of each Corporate Guaranty pursuant to this
Section 6.13 provide to the Agent the supporting documents identified in clauses
(i), (ii), and (iii) of Section 5.01(d) in each case with respect to the Subsidiary executing the same, together with a favorable written opinion of counsel to such Subsidiary in form and substance reasonably satisfactory to the Lenders, as to the due execution, delivery and enforceability of such documents and such other matters as the Lenders may reasonably request. Notwithstanding the foregoing, any Subsidiary of an Unrestricted Subsidiary and any future Subsidiary which is properly designated as an Unrestricted Subsidiary in accordance with the terms of the Indenture shall not be required to be or become a Corporate Guarantor provided, however, that if any Unrestricted Subsidiary is subsequently designated a "Restricted Subsidiary" (as that term is defined in the Senior Note Indenture), the Company shall promptly cause such Subsidiary to execute and deliver a Corporate Guaranty and the related supporting documents and opinion of counsel referred to above; provided, further, no Corporate Guarantor may be designated at any time as an Unrestricted Subsidiary.

          SECTION 6.14. ENVIRONMENTAL LAWS. Comply in all respects with the requirements of all Environmental Laws, provide to the Lenders all documentation in connection with such compliance that the Lenders may reasonably request, and defend, indemnify, and hold harmless the Agent and each Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to: (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Company or any Corporate Guarantor; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses if such failure to so comply in the preceding clauses (a) through (d) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 6.15. IMPOSITION OF RESTRICTIVE COVENANTS. In the event the Company shall enter into an amendment or modification of the Senior Note Indenture which amendment or modification would cause the covenants or restrictions contained therein to be more restrictive than the covenants contained in Article VII of this Agreement, then such covenants or restrictions shall be deemed included in this Agreement as if fully set forth herein and the Company shall immediately notify the Agent of the same and shall execute such amendments or other agreements with the Agent and the Banks as the Agent or the Required Banks shall reasonably deem necessary to evidence such inclusion. In the event the Required Lenders approve an amendment, supplement or modification to the Senior Note Indenture pursuant to Section 7.17 which contains any modification to any restriction or covenant therein or adds any additional restriction or covenant, and the Required Lenders do not require an amendment to this Agreement as a condition thereto, then such modified or additional restrictions or covenants shall not be deemed for purposes of this Section 6.15 to be more restrictive than the covenants and restrictions in Article VII of this Agreement.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

          The Company covenants and agrees with the Lenders that so long as the Revolving Credit Commitments remain in effect or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any Corporate Guarantor, directly or indirectly, to:

          SECTION 7.01. LIENS. Incur, create, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned other than Permitted Liens.

          SECTION 7.02. INDEBTEDNESS. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness other than Permitted Debt or Indebtedness constituting Permitted Investments or Committed Restricted Investments.

          SECTION 7.03. GUARANTIES. Except guaranties constituting Permitted Debt, Permitted Investments or Restricted Payments, guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person (other than by endorsement of negotiable instruments for collection in the ordinary course), whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered.

          SECTION 7.04. ASSET SALES. Enter into or consummate an Asset Sale unless (i) the Company (or the Corporate Guarantor, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in a certificate executed by an Executive Officer and delivered to the Agent and reasonably acceptable to the Required Lenders) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Eligible Investments; provided that the amount of (a) any liabilities (as shown on the Company's or such Corporate Guarantor's most recent balance sheet) of the Company or such Corporate Guarantor (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets or Equity Interests pursuant to a customary novation agreement that expressly releases the Company or such Corporate Guarantor from further liability and (b) any securities, notes or other obligations received by the Company or such Corporate Guarantor from such transferee that are converted by the Company or such Corporate Guarantor into cash or Eligible Investments within 30 days after such Asset Sale (to the extent of the cash received) shall be deemed to be cash for purposes of this provision. Upon receipt of the Net Proceeds from an Asset Sale, the Company shall apply such Net Proceeds in accordance with Section 3.03 hereof.

          SECTION 7.05. SALES OF RECEIVABLES. Sell, transfer, discount or otherwise dispose of accounts receivable arising in the ordinary course of business owing to the Company or any Corporate Guarantor, with or without recourse, except for collection in the ordinary course of business.

          SECTION 7.06. INVESTMENTS. Make or commit to make any Investment other than Permitted Investments or Restricted Payments constituting Investments.

          SECTION 7.07. NATURE OF BUSINESS. Change or alter, in any material respect, the nature of its business from the nature of the business engaged in by it on the date hereof, which nature shall include, without limitation, the sale or distribution of food products and related products.

          SECTION 7.08. SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of it or any Corporate Guarantor, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose; except that the Company may enter into sale-leaseback arrangements provided that the aggregate consideration received by Company and the Corporate Guarantors for any property subject to such an arrangement shall not exceed $500,000 in the aggregate during the term of this Agreement.

          SECTION 7.09. FEDERAL RESERVE REGULATIONS. Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          SECTION 7.10. ACCOUNTING POLICIES AND PROCEDURES. Permit any change in the accounting policies and procedures of the Company or any Corporate Guarantor, including a change in fiscal year (other than to a calendar year end, in which event appropriate adjustments shall be made to the dates specified in
Section 7.13(a)), provided, however, that any policy or procedure required to be changed by the Financial Accounting Standards Board (or other board or committee thereof) in order to comply with Generally Accepted Accounting Principles may be so changed.

          SECTION 7.11. HAZARDOUS MATERIALS. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the Company or any Corporate Guarantor, a release of Hazardous Materials onto such property or asset or onto any other property if such action could reasonably be expected to have a Material Adverse Effect.

          SECTION 7.12. LIMITATIONS ON FUNDAMENTAL CHANGES. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, or acquire all of the stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution; provided, however, that
(i) the Company and the Corporate Guarantors may acquire assets primarily for the purpose of acquiring store locations from third parties (including franchisees) provided that the aggregate purchase price of all such acquisitions shall not exceed $6,500,000 in any year and (ii) any Corporate Guarantor may merge or consolidate with or sell, assign, lease (as lessor) or otherwise dispose of all or substantially all of its assets (whether now or hereafter acquired) to the Company or any other Corporate Guarantor.

          SECTION 7.13. FINANCIAL COVENANTS.

          (a) CONSOLIDATED SENIOR DEBT TO CONSOLIDATED EBITDA. Permit the ratio of Consolidated Senior Debt to Consolidated EBITDA as of the end of any fiscal quarter of the Company to be greater than the ratio set forth below opposite the applicable period:

              Period                              Ratio
              ------                              -----

Closing Date through January 1, 2000 4.50:        4.50:1.0 0
January 2, 2000 through December 30, 2000         4.50:1.00
December 31, 2000 through December 29, 2001       4.30:1.00
December 30, 2001 through December 28, 2002       4.10:1.00
December 29, 2002 and thereafter                  3.90:1.00

          (b) CONSOLIDATED EBITDA TO CONSOLIDATED INTEREST EXPENSE. Permit the ratio of Consolidated EBITDA to Consolidated Interest Expense as of the end of any fiscal quarter of the Company to be less than 2.00:1.00.

          SECTION 7.14. SENIOR NOTES. Make a Senior Note Payment; provided, however, if (a) no Default or Event of Default has occurred and is continuing or would occur after giving effect to the Senior Note Payment, (b) the Consolidated EBITDA determined from the most recent financial statements delivered to the Lenders pursuant to Section 6.03 is not less than $75,000,000, (c) after giving effect to the Senior Note Payment the Eligible Investments plus an amount equal to the Total Revolving Credit Commitment less the Aggregate Outstandings is not less than $30,000,000, and (d) the Senior Notes to be purchased are repurchased at a discount


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


from the face amount thereof (or not in excess of the face amount thereof in the event of a Mandatory Senior Payment), then the Company may make Senior Note Payments.

          SECTION 7.15. RESTRICTED PAYMENTS. (i) Declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger (other than the Merger) or consolidation involving the Company) or to any direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company or (b) payable to the Company or any Corporate Guarantor that is a wholly-owned Subsidiary of the Company); (ii) except for Permitted Investments in Persons that are, or after giving effect to such Investments become, Subsidiaries of the Company, purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger (other than the Merger) or consolidation involving the Company) any Equity Interests of the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any wholly-owned Subsidiary of the Company which is a Corporate Guarantor, any Equity Interests then being issued by the Company or a wholly-owned Subsidiary of the Company which is a Corporate Guarantor or any Investment in a Person that, after giving effect to such Investment, is a wholly-owned Subsidiary of the Company which is a Corporate Guarantor); (iii) [Reserved]; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i), (ii) and (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

               (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated EBITDA to Consolidated Interest Expense covenant set forth in Section 7.13(b); and

               (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and the Corporate Guarantors after the Closing Date (excluding Restricted Payments permitted by clauses (ii), (iii), (v) and (vi) and clause
          (viii) (if and to the extent that the reimbursement obligations paid pursuant to clause (viii) are direct obligations of the Company or any of the Corporate Guarantors and are in respect of letters of credit issued prior to the Closing Date) of the next succeeding paragraph), is less than the sum, without duplication, of

                    (1) 50% of the Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period) from the Closing Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such


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


               Adjusted Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                    (2) 100% of the aggregate net cash proceeds  received by the
               Company from the issue or sale since the Closing Date of Equity Interests of the Company (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

                    (3) to the extent that any Restricted Investment (other than any Committed Restricted Investment) that was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) (but only to the extent not included in subclause (1) of this clause (c) or applied to reduce Unrestricted Investments Outstanding) and (B) the initial amount of such Restricted Investment, plus

                    (4) to the extent that any Restricted Investment (other than any Committed Restricted Investment) that was made after the Closing Date in the form of a guarantee of Indebtedness is reduced as a result of a reduction in the maximum principal amount of Indebtedness that may be guaranteed under such guarantee, the amount of such reduction, plus

                    (5) to the extent that any Restricted Investment (other than any Committed Restricted Investment) that was made after the Closing Date in the form of the furnishing of a letter of credit as security for Indebtedness or other obligations is reduced as a result of a reduction in the maximum reimbursement obligations in respect of such letter of credit, the amount of such reduction, plus

                    (6) to the extent that any Restricted Investment (other than any Committed Restricted Investment) that was made after the Closing Date in the form of the guarantee of a lease has been amortized (as provided in the definition of "Investments"), the amount of such amortization, plus

                    (7) to the extent that any Restricted Investment (other than any Committed Restricted Investment) that was made after the Closing Date in the form of a guarantee of obligations other than Indebtedness or a lease is reduced as a result of a reduction in the maximum liability under such guarantee, the amount of such reduction, plus

                    (8) in the event that (A) any Unrestricted  Subsidiary shall become a Corporate Guarantor and (B) immediately after giving effect to such event no Default or Event of Default shall have existed and such Subsidiary shall have


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


               become a  wholly-owned  Subsidiary of the Company,  the lowest of
               (x) an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company and reasonably acceptable to the Required Lenders) at the time of such designation of the outstanding Investments of the Company and the Corporate Guarantors in the Subsidiary so designated, (y) an amount equal to the net book value of such outstanding Investments at the time of such designation and (z) an amount equal to the amount of Restricted Investments (other than Committed Restricted Investments) made by the Company and the Corporate Guarantors in such Subsidiary after the Closing Date less the amount, if any, of any amounts included in subclause
               (3), (4), (5), (6) or (7) of this clause (c) in respect of such Subsidiary, plus

               (9) $20.0 million; provided, however, that the Restricted Payment identified in this clause (9) (i) shall not be made prior to January 1, 2000, (ii) on or after January 1, 2000, no more than $10,000,000 of such payment shall be distributed in any one fiscal quarter, and (iii) for the Company's fiscal year ending December 31, 2000, the sum of all distributions or loans to shareholders of the Company shall not exceed an amount equal to (x) if the Company is an S Corporation, the Company's taxable income for such fiscal year determined in accordance with Section 1363 of the Code less the aggregate Tax Distributions with respect to such fiscal year or (y) if the Company is not an S Corporation, then the Adjusted Consolidated Net Income of the Company for such fiscal year; provided further, that the Company shall no longer be subject to the foregoing proviso if the Company obtains a mortgage loan on its real property improvements, fixtures and related personal property customarily securing such loans located at 401 Broadhollow Road, Melville, New York in a principal amount of at least $12,000,000, the proceeds of which are used to pay (i) if the aggregate outstanding principal balance of the Revolving Credit Loans is less than $12,000,000, then the outstanding principal amount of the Revolving Credit Loans and (ii) if the aggregate outstanding principal balance of the Revolving Credit Loans is $12,000,000 or greater, then the lesser of (x) the outstanding principal amount of the Revolving Credit Loans or (y) the full amount of such proceeds.

          The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)
(2) of the preceding paragraph; (iii) the redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Corporate Guarantor held by any member of the Company's (or any Corporate Guarantor's) management or board of directors or any employee stock ownership; provided that the aggregate price paid for


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all such repurchased,  redeemed,  acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period; (v) Tax Distributions in respect of periods when the Company is an S Corporation, (vi) Committed Restricted Investments; (vii) Restricted Investments consisting of payments pursuant to guaranties (not prohibited by the provisions of the Senior Note Indenture) of Indebtedness; (viii) Restricted Investments consisting of payments pursuant to reimbursement obligations in respect of letters of credit (not prohibited by the provisions of the Agreement) securing Indebtedness or other obligations; and
(ix) Restricted Investments consisting of payments pursuant to guaranties (not prohibited by the provisions of the Agreement) of obligations (other than Indebtedness), provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i) through (iv) no Default or Event of Default shall have occurred and be continuing.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or any Corporate Guarantor, as the case may be, pursuant to the Restricted Payment. Notwithstanding the preceding sentence, the amount of any Restricted Investment that is a guarantee of (or the furnishing of a letter or credit as security for) Indebtedness or other obligations shall be as determined under the definition of "Investments." Not later than the date of making any Restricted Payment, the Company shall deliver to the Agent an officers' certificate executed by an Executive Officer of the Company stating that such Restricted Payments were permitted and setting forth the basis upon which the calculations required by this Section 7.15 were computed.

          SECTION 7.16. TRANSACTIONS WITH AFFILIATES. Make or permit any Subsidiary of the Company to make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Agent (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in a certificate executed by an Executive Officer certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the independent members of the Board of Directors of the Company and
(b) with respect to any  Affiliate  Transaction  or series of related  Affiliate
Transactions involving aggregate payments or consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          The foregoing provisions will not prohibit (i) any reasonable employment agreement or other compensation plan or arrangement paid or made available to officers or employees of the Company or its Subsidiaries for services actually rendered or to be rendered and entered into by


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the Company or any Subsidiary in the ordinary  course of business and consistent with past practice; (ii) transactions between or among the Company and/or Corporate Guarantors which are wholly owned Subsidiaries of the Company; (iii) any Remote Guarantee or Permitted Investment or any Restricted Payment that is permitted by the provisions of this Agreement; (iv) transactions between or among Unrestricted Subsidiaries of the Company; (v) the provision, in the ordinary course of business consistent with past practice and for cash consideration not less than the cost thereof, of support services (such as accounting, architectural, legal and administrative services) by the Company and the Corporate Guarantors to Unrestricted Subsidiaries of the Company and entities in which the Company has, directly or indirectly, an equity interest of 20% or more; (vi) the Tax Payment Agreement; (vii) leases or subleases by the
Company  and  the  Corporate   Guarantors  of  real  property  to   Unrestricted
Subsidiaries or Persons in which Unrestricted Subsidiaries have an equity interest to the extent that such leases or subleases are in effect on the
Closing  Date;   (viii)  guarantees  of  Indebtedness  or  real  property  lease obligations of Unrestricted Subsidiaries or entities in which Unrestricted Subsidiaries have an equity interest to the extent that such guarantees are in effect on the Closing Date; or (ix) payments by the Company to Sbarro Enterprises, L.P. under the sublease for the Company's administrative office building as in effect on the Closing Date.

          SECTION 7.17. AMENDMENTS TO CERTAIN AGREEMENTS. Without the prior consent of the Required Banks, amend, supplement or modify the Senior Note Indenture, the Senior Notes, the Note Purchase Agreement, the Tax Payment Agreement or the Registration Rights Agreement in any material respect or in any manner adverse to the Lenders; provided, however, any amendment or supplement which solely designates one or more Restricted Subsidiaries (as defined in the Senior Note Indenture) as guarantors under the Senior Note Indenture shall not be deemed an amendment, supplement or modification which is adverse to the Lenders or which is material.

          SECTION 7.18. ISSUANCE OF PREFERRED STOCK. Issue any Capital Stock of a Corporate Guarantor of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof to shares of Capital Stock of any other class of such Issuer; provided, however, the Corporate Guarantors may issue preferred stock to the Company or any other Corporate Guarantor.

          SECTION 7.19. S CORPORATION MATTERS. If the Company elects to be treated as an S Corporation:

         (a) the Company shall elect to be treated as an "S corporation" or its equivalent for state and local income tax purposes in each state and locality in which the Company does business that permits such an election, for the earliest possible applicable tax year;

          (b) with respect to each of the Company's Subsidiaries as to which the Company makes a valid "qualified subchapter S subsidiary" election under Section 1361(b)(3) of the Code, the Company shall make an equivalent election for state and local income tax purposes, in each state


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


and locality in which the Company does business that permits such an election, for the earliest possible applicable tax year;

          (c) except as permitted in paragraph 10 of the Tax Payment Agreement or except in connection with the termination of the Company's status as an S Corporation, the Company shall not take any action which it knows would terminate any election made to be treated as an "S corporation" or its equivalent for state and local income tax purposes, or for one or more of its subsidiaries to be treated as a "qualified subchapter S subsidiary" or its equivalent for state and local income tax purposes;

          (d) the Company shall furnish the Agent with (i) a copy of its election to be treated as an S Corporation within 15 days after the filing thereof, (ii) a copy of each determination of amounts permitted to be paid or distributed to or for the benefit of, or required to be repaid by, the shareholders of the Company under the Tax Payment Agreement, certified by the Chief Financial Officer of the Company, on or prior to making such payment or distribution or requesting such repayment, (iii) a copy of its federal income tax return for each taxable year (and any amendment thereto) in which it claims to be an S Corporation within 20 days after filing thereof, and (iv) a certificate of the Company's certified independent accountants confirming the computation of the amount determined under clause (a) of paragraph 4 of the Tax Payment Agreement based on the Company's original federal income tax return for such taxable year as filed, within 20 days after the Tax Return Date (as defined in the Tax Payment Agreement) for each taxable year in which the Company claims to be an S Corporation;

          (e) the Company shall promptly notify the Agent and each Lender upon learning the termination of its status as an S Corporation for any reason;

          (f) the Company shall file its original federal income tax return for each taxable year in which it claims to be an S Corporation on or before the due date thereof (including valid extensions of time to file such returns); and

          (g) the Company shall cause to be repaid to the Company all amounts (including interest, where applicable) required to be repaid by the shareholders of the Company pursuant to the Tax Payment Agreement. Any such repayments shall be treated as capital contributions which shall not increase the amount available for Restricted Payments, except for any such increase resulting from such repayments causing an increase in Adjusted Consolidated Net Income.

          SECTION 7.20. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK. The Company (i) shall not, and shall not permit any Corporate Guarantor which is a wholly owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests or other ownership interests (including convertible debt securities) of any Corporate Guarantor which is a wholly owned Subsidiary of the Company to any Person (other than the Company or a Corporate Guarantor which is a wholly owned Subsidiary of the Company), unless
(a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests and other ownership interests of a Corporate Guarantor which is a wholly-owned Subsidiary of the


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Company and (b) the Net Proceeds from such transfer,  conveyance, sale, lease or other disposition are applied in accordance with Section 3.03 and 7.04 hereof, and (ii) shall not permit any Corporate Guarantor which is a wholly owned
Subsidiary of the Company to issue any of its Equity Interests or other ownership interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Corporate Guarantor which is a wholly owned Subsidiary of the Company.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

          SECTION 8.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events (each an "Event of Default"):

               (a) failure of the Company to pay the principal of or interest on any Loan, any reimbursement obligations with respect to a drawing under any Letter of Credit (including, without limitation, any Existing Letter of Credit), or any fees under this Agreement as and when due and payable, and with respect to interest payments and fee payments only, such failure shall continue unremedied for a period of three (3) Business Days;

               (b) default shall be made in the due observance or performance of
          (i) any  covenant,  condition or agreement set forth in Article VII or
          Section 6.03, or (ii) any other covenant, condition or agreement of the Company or any Corporate Guarantor to be performed pursuant to this Agreement or any other Loan Document (other than those specified in clauses (a) or (b)(i) of this Section 8.01) if such default, if capable of cure, shall continue unremedied for a period of fifteen
          (15) days;

               (c) any representation or warranty made or deemed made by the Company or any Corporate Guarantor in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

               (d) any report, certificate, financial statement or other instrument furnished by the Company or any Corporate Guarantor in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

               (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of the Company or any Corporate Guarantor in excess of $1,000,000 individually or in the aggregate (other than the Notes), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due;


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               (f) the Company or any Corporate  Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or
          consent  to  the  employment  of  a  receiver,   trustee,   custodian,
          sequestrator or similar official for the Company or any Corporate Guarantor or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take corporate action for the purpose of effecting any of the foregoing, or (vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

               (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Corporate Guarantor or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Corporate Guarantor or for a substantial part of their property, or (iii) the winding-up or liquidation of the Company or any Corporate Guarantor and, in the case of clauses (i), (ii) or (iii), such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

               (h) One or more orders, judgments or decrees for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Company or any Corporate Guarantor and the same shall not have been paid in accordance with such judgment, order or decree or settlement and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of thirty (30) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

               (i) any Plan shall fail to maintain the minimum funding standard required for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by the Company or any ERISA Affiliate or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any Corporate Guarantor, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under
          Section 515, 4062, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or any Corporate Guarantor, the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code, in case such lien, security interest or penalty involves an amount in excess of $1,000,000;


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


               (j) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any Corporate Guarantor shall so assert in writing;

               (k) a Change of Control shall have occurred without the prior written consent of the Required Lenders;

               (l) an Event of  Default  (as that term is  defined in the Senior
          Note Indenture) shall have occurred; or

               (m) the Company shall fail to "Consummate" the "Exchange Offer" (as those terms are defined in the Registration Rights Agreement) within one year of the date it is first required to pay "Liquidated Damages" (as that term is defined in the Registration Rights Agreement);

then, at any time thereafter during the continuance of any such event, the Agent may, and, upon the request of the Required Lenders, shall, by written or telephonic notice to the Company, take any or all of the following actions, at the same or different times, (a) terminate their Revolving Credit Commitments and (b) declare (i) the Notes, both as to principal and interest, (ii) an amount equal to the maximum amount that may be drawn under all Letters of Credit (including, without limitation, the Existing Letters of Credit) then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented or be entitled to present the drafts and other documents required to draw under such Letter of Credit), and (iii) all other Obligations, to be forthwith due and payable without presentment, diligence, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that if an event specified in Section 8.01(f) or (g) shall have occurred, the Revolving Credit Commitments shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (b), (i), (ii), and (iii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. With respect to all Letters of Credit (including, without limitation, the Existing Letters of Credit) that shall not have matured or presentment for honor shall not have occurred, the Company shall provide the Agent with Cash Collateral in an amount equal to the aggregate undrawn amount of such letters of credit. Such Cash Collateral shall be applied by the Agent to reimburse the Issuing Lender for drawings under Letters of Credit (including, without limitation, the Existing Letters of Credit) for which the Issuing Lender has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations.


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                                   ARTICLE IX
                                    THE AGENT

          SECTION 9.01. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder, under the Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Lender, nor is the Agent acting in a fiduciary capacity of any kind under this Agreement or the other Loan Documents or in respect thereof or in respect of any Lender. The Agent shall be not responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents, in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for the validity, effectiveness or value of any interest or security covered by the Loan Documents or for the value of any collateral or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or rerecording of any thereof or for any failure by the Company or any Corporate Guarantor to perform any of its obligations hereunder or under the other Loan Documents. The Agent may take all actions by itself and/or it may employ agents and attorneys-in-fact, and shall not be responsible, except as to money or the securities received by it or its authorized agents, for the negligence or misconduct of itself or its employees or of any such agents or attorneys-in-fact, if such agents or attorneys-in-fact are selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it hereunder under the other Loan Documents or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

          SECTION 9.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under the other Loan Documents in accordance with instructions signed by the Required Lenders, or such other number of Lenders as is specified in Section 10.04 hereof, and such instructions of the Required Lenders or other number of Lenders as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          SECTION 9.03. EVENTS OF DEFAULT. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of


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principal  of or  interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Lenders) unless the Agent has received notice from a Lender or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 9.07 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, except as otherwise provided in Section 10.04 hereof; provided that unless and until the Agent shall have received such directions, the Agent may (but is not obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

          SECTION 9.04. RIGHTS AS A LENDER. With respect to its Revolving Credit Commitment and the Loans made by it, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the entity which is the Agent in its individual capacity. The entity which is the Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company or its Affiliates, as if it were not acting as the Agent, and, except to the extent otherwise herein specifically set forth, the entity which is the Agent may accept fees and other consideration from the Company or its Affiliates, for services in connection with this Agreement or any of the other Loan Documents or otherwise without having to account for the same to the Lenders.

          SECTION 9.05. INDEMNIFICATION. The Lenders shall indemnify the Agent (to the extent not reimbursed by the Company under Section 10.03 hereof), ratably in accordance with the aggregate outstanding principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Revolving Credit Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in its capacity as the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 10.03 hereof or under the applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or of the other Loan Documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

          SECTION 9.06. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Corporate Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such


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


documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Company and the Corporate Guarantors of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company and the Corporate Guarantors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or ability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company and the Corporate Guarantors, which may come into the possession of the Agent or any of its Affiliates.

          SECTION 9.07. FAILURE TO ACT. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability (except gross negligence and willful misconduct) and expense which may be incurred by it by reason of taking or continuing to take any such action.

          SECTION 9.08. RESIGNATION OF THE AGENT. Subject to the appointment and acceptance of a successor Agent as provided in this Section 9.08, the Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company to appoint a successor to the Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Agent gives notice of its resignation, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for the benefit of such resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          SECTION 9.09. SHARING OF COLLATERAL AND PAYMENTS. In the event that at any time any Lender shall obtain payment in respect of a Note or interest thereon, or a participation in any Letter of Credit, or receive any collateral in respect thereof, whether voluntarily or involuntarily, through the exercise of a right of banker's lien, set-off or counterclaim against the Company or the Corporate Guarantors or otherwise, in a greater proportion than the proportion received by any other Lender in respect of the corresponding Note held by it or interest thereon, or its participation in any Letter of Credit, then the Lender so receiving such greater proportionate payment shall purchase for cash from the other Lender or Lenders such portion of each such other Lender's or Lenders' Loan or participation in any Letter of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause the


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Lender receiving the  proportionate  over-payment to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders each of which shall have a lien on its ratable portion of the amount described hereafter obtained from the Company or any Guarantor; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Lender which received the proportionate over-payment, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, to the extent it may do so under applicable law, that each Lender so purchasing a portion of another Lender's Loan or participation in any Letter of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                                    ARTICLE X
                                  MISCELLANEOUS

          SECTION 10.01. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

                    (a)  if to the Agent, at

                         European American Bank
                         730 Veterans Memorial Highway
                         Hauppauge, New York 11788
                         Attention: Account Officer
                                    Sbarro, Inc.
                         Telecopy:  (516) 360-7112

                    (b)  if to the Company, at

                         Sbarro, Inc.
                         401 Broadhollow Road
                         Melville, New York 11747
                         Attention: Chief Financial Officer
                         Telecopy:  (516) 715-4185

                         with a copy to:

                         Sbarro, Inc.
                         401 Broadhollow Road
                         Melville, New York 11747


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


                         Attention:  General Counsel
                         Telecopy:   (516) 715-4186

                         with a copy to:

                         Parker Chapin Flattau & Klimpl, LLP
                         1211 Avenue of the Americas
                         New York, New York 10036
                         Attention:  Richard A. Rubin
                         Telecopy:   (212) 704-6288

                    (c) if to any Lender, to its address set forth in the signature page of this Agreement and to the person so designated

                                     - and -

                    (d) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 10.01.

                    (e) The failure to provide copies of any notice as provided in Section 10.01(b) shall not effect the validity of a notice that is otherwise properly given.

          SECTION 10.02. EFFECTIVENESS; SURVIVAL. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Agent. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans, the issuance by the Issuing Lender of Letters of Credit, in each case, as herein contemplated and the execution and delivery to the Lenders of the Notes evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Revolving Credit Commitments are in effect. The obligations of the Company pursuant to Section 3.07, Section 3.08, Section 3.09 and Section
10.03  shall  survive   termination   of  this  Agreement  and  payment  of  the
Obligations.

          SECTION 10.03. EXPENSES. The Company agrees (a) to indemnify, defend and hold harmless the Agent, the Issuing Lender and each Lender and their respective officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any


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


indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Notes any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Agent, and (c) to pay or reimburse each Lender and the Agent for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Notes, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Agent and to the several Lenders, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations.

          SECTION 10.04. AMENDMENTS AND WAIVERS. With the written consent of the Required Lenders, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or any of the other Loan Documents or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder, and with the written consent of the Required Lenders the Agent on behalf of the Lenders may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Agent or the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the Notes or any of the other Loan Documents or any Default or Event of Default; provided, however, that no such waiver and no such amendment, or supplement or modification shall (a) extend the maturity of any Note, or any installment thereof, (b) reduce the rate or extend the time of payment of interest on any Note or any fees payable to the Lenders hereunder, (c) reduce the principal amount of any Note or the amount of any reimbursement due in respect of any Letter of Credit, (d) increase the Total Revolving Credit Commitments, (e) amend, modify or waive any provision of this Section 10.04, (f) reduce the percentage specified in the definition of Required Lenders or amend or modify any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination granting consent hereunder, (g) consent to the assignment or transfer by the Company or any Corporate Guarantor of any of its rights or obligations under this Agreement, or (h) release any Corporate Guarantor from its Corporate Guaranty, or limit any Corporate Guarantor's liability with respect to its Corporate Guaranty, in each case specified in clauses (a) through
(h) above without the written consent of all the Lenders; and provided, further, that no such waiver and no such amendment, supplement or modification shall (a) amend, modify, supplement or waive any provision of Article IX with respect to the Agent without the written consent of the Agent or (b) increase the amount of any Lender's Revolving Credit Commitment without the written consent of such Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Agent and all future holders of the Notes.

          SECTION 10.05. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and no Lender may assign or transfer its rights or obligations under this Agreement except in accordance with this Section 10.05.

          (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.07, 3.08 and 3.10 with respect to its participation in the Revolving Credit Commitments and in the Loans, Letters of Credit outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement, except the transferor Lender may provide in its agreement with the Participant that such Lender will not, without the consent of the Participant, agree to any amendment or waiver described in clause (a) through clause (h) of Section 10.04. Notwithstanding anything in this Section 10.05(b) to the contrary, European American Bank shall not sell to any Participant pursuant to this Paragraph (b) unless after giving effect to such sale the Revolving Credit Commitment of European American Bank held for its own account and in which it has not sold any participation or made any assignment would not be less than an amount equal to $25,000,000 less, in the event the Total Revolving Credit Commitment is less than $30,000,000, an amount equal to $25,000,000 multiplied by a fraction the numerator of which is the then Total Revolving Credit Commitment and the denominator of which is $30,000,000; provided, however, European American Bank shall not be subject to the foregoing restriction in the event of a sale to a Participant (i) after the occurrence of an Event of Default or (ii) if it is required by any law, rule, regulation, order or decree of any Governmental Authority to reduce its obligations with respect to its Revolving Credit Commitment.

          (c) Subject to the last sentence of this paragraph (c) any Lender may, in accordance with applicable law, at any time sell to any Lender or any domestic banking affiliate thereof, or, with the consent of the Agent and (so long as no Default or Event of Default shall have occurred and be continuing) the Company (which consent shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance Agreement, executed by such Purchasing Lender, such transferor Lender and the Agent (and, in the case of an Assignment and Acceptance Agreement relating to a Purchasing Lender that is not then a Lender or a domestic banking affiliate thereof, also executed by the Company to the extent the Company's consent is required pursuant to ), and delivered to the Agent for its acceptance. Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment and Acceptance Agreement, (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with Revolving Credit Commitments and the issuance of Letters of Credit as set forth therein and (ii) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of a transferor
Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto except as to Sections 3.07, 3.08, 3.09 and
10.03 for the period prior to the effective date). Such Assignment and Acceptance Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Proportions arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under or in respect of this Agreement and the Notes. On or prior to the effective date specified in such Assignment and Acceptance Agreement, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Notes, a new Note to the order of such Purchasing Lender in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance Agreement and, if the transferor Lender has retained any Revolving Credit Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to such Revolving Credit Commitment retained by it hereunder. Such new Notes shall be in a principal amount equal to the principal amount of such surrendered Notes, shall be dated the date of the Notes they replace and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Company marked "cancelled". Anything in this Section 10.05 to the contrary notwithstanding, (i) no transfer to a Purchasing Lender shall be made pursuant to this paragraph (c) if such transfer by any one transferor Lender to any one Purchasing Lender (other than a Purchasing Lender which is a Lender hereunder prior to such transfer) is in respect of less than $5,000,000 of the Revolving Credit Commitments of such transferor Lender or (y) if less than the entire Revolving Credit Commitment of such transferor Lender is transferred, after giving effect to such transfer the Revolving Credit Commitment held by any Transferor Lender would be less than $5,000,000 with respect to the Revolving Credit Commitments and (ii) European American Bank shall not make or transfer to a Purchasing Lender pursuant to this Paragraph (c) if after giving effect to such transfer the Revolving Credit Commitment held by European American Bank for its own account and in which it has not sold any participation shall not be less than an amount equal to $25,000,000 less, in the event the Total Revolving Credit Commitment is less than $30,000,000, an amount equal to $25,000,000 multiplied by a fraction the numerator of which is the then Total Revolving Credit Commitment and the denominator of which is $30,000,000; provided, however, European American Bank shall not be subject to the forgoing restriction in the event of a transfer to a


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


Purchasing Lender (i) after the occurrence of an Event of Default or (ii) the extent it is required by any law, rule, regulation, order or decree of any Governmental Authority to reduce its Revolving Credit Commitment.

          (d) The Agent shall  maintain  at its  address  referred to in Section
10.01 a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance Agreement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company) together with payment by the Purchasing Lender to the Agent of a registration and processing fee of $3,000 if the Purchasing Lender is not a Lender prior to the execution of an Assignment and Acceptance Agreement and $2,500 if the Purchasing Lender is a Lender prior to the execution of an Assignment and Acceptance Agreement, the Agent shall (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company.

          (f) The Company authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by the Company in connection with such Lender's credit evaluation of the Company and the Corporate Guarantors prior to entering into this Agreement.

          (g) If, pursuant to this Section 10.05, any interest in this Agreement, a participation agreement, or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company, or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the Agent, the transferor Lender and the Company either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Agent, the transferor Lender and the Company) to provide the Agent, the transferor Lender and the Company a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and


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


comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption. If a Lender fails to provide a form required pursuant to this Section 10.05(g), upon notice by the Company to the Agent and such Lender, (i) the Company shall be entitled to deduct or withhold on payments to the Agent or such Lender as a result of such failure, as required by law, and
(ii) the Company shall not be required to make payments of additional amounts with respect to withheld Taxes pursuant to Section 3.09(a) to the extent such withholding is required solely of the failure of Agent or Lender to provide the necessary form.

          (h) Any Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and its Notes to a Federal Reserve Bank, provided that no such assignment shall release the transferor Lender from its Revolving Credit Commitments or its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party to this Agreement.

          SECTION 10.06. NO WAIVER; CUMULATIVE REMEDIES. Neither any failure nor any delay on the part of any Lender, the Issuing Lender or the Agent in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

          SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

          SECTION 10.08. SUBMISSION TO JURISDICTION; JURY WAIVER. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO

HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH FEDERAL OR STATE COURT BY ANY FEDERAL OR STATE COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT OR (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH CLAIM CONSTITUTES A COMPULSORY COUNTERCLAIM UNDER APPLICABLE RULES OF CIVIL PROCEDURE. THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT.

          SECTION 10.09. CONFIDENTIALITY. The Agent and each of the Lenders agree that it will not disclose without the prior consent of the Company (other than to affiliates of such Lenders and their respective directors, employees, auditors, counsel or other professional advisors and their respective counsel who are advised of the need to maintain the confidentiality thereof) any Confidential Information (as defined below) with respect to the Company or any Subsidiary of the Company which is furnished by the Company or any Subsidiary of the Company; provided that any Lender may disclose any such information (a) that is or has become generally available to the public; (b) as may be required or appropriate (i) in any report, statement or testimony submitted to any municipal, state or federal or other governmental regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (ii) in connection with any request or requirement of any such regulatory body; (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; (d) to comply with any law, order, regulation or ruling applicable to such Lender; and (e) to any prospective Transferee in connection with any contemplated transfer of any of the Revolving Credit Notes or any interest therein by such Lender; provided that such prospective Transferee agrees to be bound by this Section 10.09 to the same extent as such Lender. As used herein "Confidential Information" shall mean information with respect to the Company which is not generally available to the public other than such information which after the date hereof becomes generally available to the public through no fault or action by any Lender or becomes available to a Lender on a nonconfidential basis from a source other than the Company which to such Lender's knowledge is not prohibited from disclosing such information by any contractual, legal or fiduciary obligation owed to the Company.

          SECTION 10.10. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or


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


unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

          SECTION 10.11. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Agent, the Issuing Lender, each Lender and each Affiliate of each Lender are each hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent, the Issuing Lender, any Lender or any Affiliate of any Lender to or for the credit or the account of the Company against any and all of the Obligations of the Company now and hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any Note and although such Obligations may be unmatured. The rights of the Agent, the Issuing Lender, each Lender and each Affiliate of each Lender under this Section 10.11 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have.

          SECTION  10.12.  HEADINGS.   Section  headings  used  herein  are  for
convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

          SECTION 10.13. CONSTRUCTION. This Agreement is the result of negotiations between, and has been reviewed by, each of the Company, the Agent, the Lenders and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Company, the Agent, or any Lender.

          SECTION 10.14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same agreement.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

          IN WITNESS WHEREOF, the Company, the Agent and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                    SBARRO, INC.


                                    By: /s/ Mario Sbarro
                                        ----------------------------------------
                                    Name:  Mario Sbarro
                                    Title: Chairman of the Board, President
                                           and Chief Executive Officer

                                    EUROPEAN AMERICAN BANK
REVOLVING CREDIT                    AS AGENT AND AS A LENDER
COMMITMENT:$30,000,000

                                    By: /s/ Stuart N. Berman
                                        ---------------------------------------
                                        Name: Stuart N. Berman
                                        Title:  Vice President

                                    Lending Office for Prime
                                    Rate Loans and Adjusted Libor Loans:


                                    European American Bank
                                    730 Veterans Memorial Highway
                                    Hauppauge, New York 11788


                                    Address for Notices:

                                    European American Bank
                                    730 Veterans Memorial Highway
                                    Hauppauge, New York 11788
                                    Attention: Sbarro, Inc.
                                               Account Officer
                                    Telecopy:  (516) 360-7112

                                                                      EXHIBIT A


                              REVOLVING CREDIT NOTE


$                                                            Uniondale, New York
                                                              September __, 1999


          FOR VALUE RECEIVED, SBARRO, INC., a New York corporation (the "Company"), promises to pay to the order of (the "Lender"), on or before September __, 2004, DOLLARS ($______________) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company under the Credit Agreement referred to below.

          The Company promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

          This Note is one of the "Revolving Credit Notes" referred to in the Credit Agreement dated as of September __, 1999, by and among the Company, European American Bank, as Agent, and the various Lenders (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

          Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth such Revolving Credit Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Revolving Credit Loans made by the Lender in accordance with the terms of this Note.

          This Note is subject to optional and mandatory prepayments pursuant to
Section 3.03 of the Credit Agreement.

          Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

          All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of European American Bank, the Agent for the Lenders under the Credit Agreement, located at 730 Veterans Memorial Highway, Hauppauge, New York 11788 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

          No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

          The Company and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

          THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                     SBARRO, INC.


                                     By:_______________________________________
                                     Title:

                                    SCHEDULE


Date     Principal      Type                 Applicable    Amount of   Notation
 of      Amount of       of     Interest      Interest     Principal     Made
Loan     Loan           Loan      Rate         Period        Paid         By
----     ---------      ----    --------     ----------    ---------   --------

                                                                      EXHIBIT B


                               CORPORATE GUARANTY


          THIS CORPORATE GUARANTY is entered into as of the ___ day of September, 1999, by EACH OF THE UNDERSIGNED (each a "Corporate Guarantor" and, collectively, the "Corporate Guarantors") in favor of and for the benefit of the Agent and the Lenders, as defined in the Credit Agreement referred to below.

                                    RECITALS

          A. Pursuant to a Credit Agreement dated the date hereof, by and among Sbarro, Inc. (the "Company"), European American Bank, as Agent, and the various Lenders as are or may from time to time become parties thereto (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), the Company will receive loans and other financial accommodations from the Agent and Lenders and will incur Obligations.

          B. The Corporate Guarantors, being members of a group of entities affiliated with the Company and being engaged in related businesses, will receive direct and indirect benefits from such loans and financial accommodations.

          C. Each Corporate Guarantor wishes to grant the Agent and Lenders assurance in connection with the payment and performance by the Company of all of its present and future Obligations, and, to that effect, to guaranty the Obligations as set forth herein.

          Accordingly, each Corporate Guarantor hereby agrees as follows:

          1. CORPORATE GUARANTY.

          (a) Each Corporate Guarantor, jointly and severally, unconditionally and irrevocably guarantees to the Agent and the Lenders the full and punctual payment by the Company, when due, whether at the stated due date, by acceleration or otherwise, of all Obligations of the Company, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent now or hereafter existing or owing to the Agent or the Lenders (collectively, the "Guaranteed Obligations"). This Corporate Guaranty is an absolute, unconditional, continuing guaranty of payment and not of collection of the Guaranteed Obligations and includes Guaranteed Obligations arising from successive transactions which shall either continue such Guaranteed Obligations or from time to time renew such Guaranteed Obligations after the same have been satisfied. This Corporate Guaranty is in no way conditioned upon any attempt to collect from the Company or upon any other event or contingency, and shall be binding upon and enforceable against each Corporate Guarantor without regard to the validity or enforceability of the Credit Agreement, the Notes or any other Loan Document or of any term of any thereof. If for any reason the Company shall fail or be unable duly and punctually to pay any of the Guaranteed Obligations (including, without limitation amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11

U.S.C. ss. 362(a)), each Corporate Guarantor will forthwith pay the same, in cash, immediately upon demand.

          (b) In the event the Credit Agreement, any Note or any other Loan Document shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Company or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, each Corporate Guarantor's obligations hereunder shall continue to the same extent as if the Credit Agreement, such Note or such other Loan Document had not been so rejected.

          (c) Each Corporate Guarantor shall pay all costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection with the enforcement of the Guaranteed Obligations of the Company under the Credit Agreement or the Note or any other Loan Document to the extent that such costs, expenses and damages are not paid by the Company pursuant to the respective documents.

          (d) Each Corporate Guarantor further agrees that if any payment made by the Company or any Corporate Guarantor to the Agent or the Lenders on any Obligation is rescinded, recovered from or repaid by the Agent or the Lenders, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against the Company or any Corporate Guarantor, this Corporate Guaranty shall continue to be fully applicable to such Guaranteed Obligation to the same extent as though the payment so recovered or repaid had never originally been made on such Guaranteed Obligation.

          (e) If any Event of Default shall have occurred and be continuing, the Agent, the Lenders, and any affiliate of the Agent or Lender each are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or the Lenders, or any affiliate of the Agent or a Lender, to or for the credit or the account of any Corporate Guarantor against any of and all the obligations of any Corporate Guarantor now or hereafter existing under this Corporate Guaranty, irrespective of whether or not the Agent or any Lender shall have made any demand hereunder and although such obligations may be unmatured. The rights under this paragraph 1(e) are in addition to other rights and remedies (including other rights of set off) which the Agent and the Lenders may have.

          2. CORPORATE GUARANTY CONTINUING, ABSOLUTE, UNLIMITED.

          The obligations of each Corporate Guarantor hereunder shall be continuing, absolute, irrevocable, unlimited and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any Corporate Guarantor may have against the Agent, any Lender or the Company or any other person, and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not any Corporate Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to, (a) any express or implied amendment, modification or supplement to the Credit Agreement, any Note, or any other Loan Document or any other agreement referred to in any thereof, or any other instrument applicable to the Company or to the Loans, or the Letters of Credit or any part thereof; (b) any failure on the part of the Company to perform or comply with the Credit Agreement, any Note or any other Loan Document or any failure of any other person to perform or comply with any term of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid, whether or not the Agent, any Lender, the Company or any Corporate Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Company, or its properties or its creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of security or any release of any security; (f) any limitation on the liability or obligations of the Company under the Credit Agreement, any Note or any other Loan Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Credit Agreement, any Note, this Corporate Guaranty or any other Loan Document or any term of any thereof; (g) any lien, charge or encumbrance on or affecting any Corporate Guarantor's or any of the Company's respective assets and properties; (h) any act, omission or breach on the part of the Agent or any Lender under the Credit Agreement, any Note or any other Loan Document or any other agreement at any time existing between the Agent, any Lender and the Company or any law, governmental regulation or other agreement applicable to the Agent, any Lender or any Loan; (i) any claim as a result of any other dealings among the Agent, any Lender, any Corporate Guarantor or the Company; (j) the assignment of this Corporate Guaranty, the Credit Agreement, any Note or any other Loan Document by the Agent or any Lender to any other Person in accordance with the terms of the Agreement; or (k) any change in the name of the Agent, any Lender, the Company or any other Person referred to herein.

          3. WAIVER.

          Each Corporate Guarantor unconditionally waives, to the fullest extent permitted by applicable law: (a) notice of any of the matters referred to in
Section 2 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against any Corporate Guarantor hereunder, including, without limitation, notice of the acceptance of this Corporate Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranteed Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Credit Agreement, any Note or any other Loan Documents; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, any Note or any other Loan Documents, including, without limitation, diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof or any collateral thereof; (d) any requirement of diligence; (e) any requirement to mitigate the damages resulting from a default by the Company under the Credit Agreement, any Note or any other Loan Documents; (f) the occurrence of every other condition precedent to which any Corporate Guarantor or the Company may otherwise be entitled; (g) the right to require the Agent or the Lenders to proceed against the Company or any other person liable on the Guaranteed Obligations, to proceed against or exhaust any security held by the Company or any other person, or to pursue any other remedy in the Agent's or any Lender's power whatsoever, and (h) the right to have the property of the Company first applied to the discharge of the Guaranteed Obligations.

          The Agent and the Lenders may, at their election, exercise any right or remedy they may have against the Company without affecting or impairing in any way the liability of any Corporate Guarantor hereunder and each Corporate Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of any Corporate Guarantor against the Company, whether resulting from such election by the Agent or the Lenders or otherwise. Each Corporate Guarantor waives any defense arising by reason of any disability or other defense of the Company or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Company to the Agent and the Lenders for the Guaranteed Obligations.

          Each  Corporate  Guarantor  assumes the  responsibility  for being and keeping informed of the financial condition of the Company and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that neither the Agent nor the Lenders shall have any duty to advise any Corporate Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. Each Corporate Guarantor acknowledges that neither the Agent nor the Lenders have made any representations to any Corporate Guarantor concerning the financial condition of the Company.

          4. REPRESENTATIONS AND COVENANTS OF EACH CORPORATE GUARANTOR.

          (a) Each Corporate Guarantor hereby represents and warrants that the representations and warranties contained in Article IV of the Credit Agreement, to the extent they relate to such Corporate Guarantor, are true and correct as of the date hereof and such Corporate Guarantor further agrees that the Agent and the Lenders are entitled to rely on such representations and warranties to the same extent as though the same were set forth in full herein.

          (b) Each Corporate Guarantor hereby agrees to perform the covenants contained in Article VI and Article VII of the Credit Agreement, to the extent they relate to such Corporate Guarantor, and the Agent and the Lenders are entitled to rely on such agreement to perform such covenants to the same extent as though the same were set forth in full herein.

          5. PAYMENTS.

          Each payment by each Corporate Guarantor to the Agent and the Lenders under this Corporate Guaranty shall be made in the time, place and manner provided for payments in the Credit Agreement without set-off or counterclaim to the account at which such payment is required to be paid by the Company under the Credit Agreement.

          6. PARTIES.

          This Corporate Guaranty shall inure to the benefit of the Agent, the Lenders and their respective successors, assigns or transferees, and shall be binding upon the Corporate Guarantors and their respective successors and assigns. No Corporate Guarantor may delegate any of its duties under this Corporate Guaranty without the prior written consent of the Lenders.

          7. NOTICES.

          Any notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

          (a) if to the Agent and/or the Lenders,

                 European American Bank,
                 as Agent
                 730 Veterans Memorial Highway
                 Hauppauge, New York 11788
                 Attention:  Account Officer
                             Sbarro, Inc.
                 Telecopy:   (516) 360-7112

          (b) if to a Corporate Guarantor, at

                 c/o Sbarro, Inc.
                 401 Broad Hollow Road
                 Melville, New York 11747
                 Attention: Chief Financial Officer
                 Telecopy:  (516) 715-4185

               with a copy to:

                  Sbarro, Inc.
                  401 Broadhollow Road
                  Melville, New York  11747
                  Attention:  General Counsel
                  Telecopy:   (516) 715-4186

               with a copy to:

                 Parker Chapin Flattau & Klimpl, LLP
                 1211 Avenue of the Americas
                 New York, New York  10036
                 Attention:  Richard A. Rubin
                 Telecopy:   (212) 704-6288

          (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 7.

          (d)  The  failure  to  provide  copies of any  notice as  provided  in
               Section 7 shall not effect the validity of a notice that is otherwise properly given.

          8. REMEDIES.

          Each Corporate Guarantor stipulates that the remedies at law in respect of any default or threatened default by a Corporate Guarantor in the performance of or compliance with any of the terms of this Corporate Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

          9. RIGHTS TO DEAL WITH THE COMPANY.

          At any time and from time to time, without terminating, affecting or impairing the validity of this Corporate Guaranty or the obligations of any Corporate Guarantor hereunder, the Lenders may deal with the Company in the same manner and as fully as if this Corporate Guaranty did not exist and shall be entitled, among other things, to grant the Company, without notice or demand and without affecting any Corporate Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under the Credit Agreement, any Note or any other Loan Documents, or to waive any obligation of the Company to perform, any act or acts as the Lenders may deem advisable.

          10. SUBROGATION.

          (a) Upon any payment made or action taken by a Corporate Guarantor pursuant to this Corporate Guaranty, such Corporate Guarantor shall, subject to the provisions of Sections 10(b) and (c) hereof, be fully subrogated to all of the rights of the Lenders against the Company arising out of the action or inaction of the Company for which such payment was made or action taken by such Corporate Guarantor.

          (b) Any claims of such Corporate Guarantor against the Company arising from payments made or actions taken by such Corporate Guarantor pursuant to the provisions of this Corporate Guaranty shall be in all respects subordinate to the full and complete or final and indefeasible payment or performance and discharge, as the case may be, of all amounts, obligations and liabilities, the payment or performance and discharge of which are guaranteed by this Corporate Guaranty, and no payment hereunder by a Corporate Guarantor shall give rise to any claim of such Corporate Guarantor against the Lenders.

          (c) Notwithstanding anything to the contrary contained in this Section 10, no Corporate Guarantor shall be subrogated to the rights of the Lenders against the Company until all of the Obligations of the Company have been paid finally and indefeasibly in full, and that subrogation shall be suspended upon the occurrence of the events described in Section 1(d) until the Lenders are indefeasibly paid in full.

          11. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

          All representations, warranties, covenants and agreements made herein, including representations and warranties deemed made herein, shall survive any investigation or inspection made by or on behalf of the Lenders and shall continue in full force and effect until all of the obligations of the Corporate Guarantors under this Corporate Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of the Guaranteed Obligations.

          12. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS CORPORATE GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAW. EACH CORPORATE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS CORPORATE GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH CORPORATE GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT

PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS CORPORATE GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH CORPORATE GUARANTOR AGREES (I) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH FEDERAL OR STATE COURT BY ANY FEDERAL OR STATE COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) NOT TO ASSERT ANY COUNTERCLAIM, IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH CLAIM CONSTITUTES A COMPULSORY COUNTERCLAIM UNDER APPLICABLE RULES OF CIVIL PROCEDURES. EACH CORPORATE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS CORPORATE GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE LENDERS AND EACH CORPORATE GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CORPORATE GUARANTY, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13. MISCELLANEOUS.

          (a) All capitalized terms used herein and not defined herein shall have the meanings specified in the Credit Agreement.

          (b) This Corporate Guaranty is the joint and several obligation of each Corporate Guarantor, and may be enforced against each Corporate Guarantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Corporate Guarantor. Each Corporate Guarantor acknowledges that its obligations hereunder will not be released or affected by the failure of the other Corporate Guarantors to execute the Corporate Guaranty or by a determination that all or a part of this Corporate Guaranty with respect to any other Corporate Guarantor is invalid or unenforceable.

          (c) If any term of this Corporate Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Corporate Guaranty and any other application of such term shall not be affected thereby.

          (d) Any term of this Corporate Guaranty may be amended, waived, discharged or terminated only by an instrument in writing signed by each Corporate Guarantor and the Lenders.

          (e) The headings in this Corporate Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

          (f) No delay or omission by a Lender in the exercise of any right under this Corporate Guaranty shall impair any such right, nor shall it be construed to be waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

          IN WITNESS WHEREOF, the undersigned have caused this Corporate Guaranty to be executed and delivered as of the day and year first above written.


                                     By:_______________________________________
                                     Title:


                                     By:_______________________________________
                                     Title:


                                     By:_______________________________________
                                     Title:


                                     By:_______________________________________
                                     Title:

                                                                      EXHIBIT C


                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


                            Dated __________________


          Reference is hereby made to the Credit Agreement dated September __, 1999 (as amended, modified or supplemented from time to time the "Credit Agreement") by and among SBARRO, INC., a New York corporation (the "Company"), the lenders signatory thereto (collectively, the "Lenders"), EUROPEAN AMERICAN BANK, as Agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

          ________________________________,     a     _________________     (the
"Assignor"),  and  _________________________________,  a _________________  (the
"Assignee"), agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, without recourse, and without representation or warranty except as expressly set forth herein, and the Assignee hereby irrevocably purchases and assumes from the Assignor, a ___% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in each of the Assignor's Revolving Credit Commitment as in effect on the Effective Date, the Loans owing to the Assignor on the Effective Date, the Revolving Credit Note held by the Assignor and the participations in Letters of Credit held by the Assignor on the Effective Date).

          2. The Assignor: (i) represents and warrants that as of the date hereof its Revolving Credit Commitment (without giving effect to assignments thereof that have not yet become effective) is $___________, and the aggregate outstanding principal amount of the Revolving Credit Loans owing to it (without giving effect to assignments thereof that have not yet become effective) is $___________ and $__________ respectively; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Subsidiary of the Company or the performance or observance by the Company or any Subsidiary of the Company of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto or the enforceability of any such agreement, instrument or document; and (v) attaches the Revolving Credit Note referred to in paragraph 1 above and requests that the Agent exchange such note for a Revolving Credit Note dated the Effective Date in the principal amount of $_____________
payable to the order of the Assignee and a Revolving Credit Note dated the Effective Date in the principal amount of $________________ payable to the order of the Assignor.

          3. The Assignee: (i) confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as its agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its addresses for Prime Rate Loans and Adjusted Libor Loans (and address for notices) the offices set forth beneath its name on the signature pages hereof.

          4. The effective date for this Assignment and Acceptance shall be _________________ (the "Effective Date") which shall not be earlier than five Business Days after the acceptance and recording by the Agent of the executed Assignment and Acceptance. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by the Agent and accompanied by the fee payable to the Agent as referred to in Section 10.05(c) of the Credit Agreement.

          5. Upon such acceptances, as of the Effective Date: (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except Sections 3.07, 3.08, 3.10 and 10.03 for the period prior to the Effective Date) and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its rules pertaining to conflicts of laws.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date first set forth above.

                               [NAME OF ASSIGNOR]


                               By: ____________________________________________
                                                    Title


                               [NAME OF ASSIGNEE]


                               By: ____________________________________________
                                                    Title


                               Lending Office for Prime Rate Loans:

                               Lending Office for Adjusted Libor

                 Loans:

                               Attention:

                               Address for Notices:

                               Attention:

                               Telecopy No.:


Accepted this _____ day
of _______________, ____


EUROPEAN AMERICAN BANK, as
         Agent


By: _________________________________
Name:
Title:

SBARRO, INC.*


By: _________________________________
Name:
Title:


---------------
     *  If required pursuant to Section 10.05(c).

                                                                      EXHIBIT D


                          [LETTERHEAD OF COUNSEL TO THE
                          COMPANY AND ITS SUBSIDIARIES]


                               September __, 1999


European American Bank, as Agent
for the benefit of the Lenders


Ladies and Gentlemen:

          We have acted as counsel to Sbarro, Inc. (the "Company"), a New York corporation, and [insert Corporate Guarantors] (each a "Corporate Guarantor" and collectively, the "Corporate Guarantors"), in connection with the Credit Agreement (the "Agreement") dated the date hereof among the Company, European American Bank, as Agent, and the lender parties thereto, pursuant to which the Lenders have agreed to extend credit to the Company in an aggregate principal amount not to exceed $30,000,000. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

          In acting as such counsel, we have examined:

          (a) a counterpart of the Agreement executed by the Company;

          (b) the Revolving Credit Note executed by the Company in favor of each Lender; and

          (c) a counterpart of the Corporate Guaranty executed by each Corporate Guarantor.

The documents referred to in items (a) through (c) above are hereinafter referred to collectively as the "Loan Documents".

          We have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We have also examined originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials, certificates of corporate officers of the Company and each Corporate Guarantor and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, we have, to the extent that such facts were not independently established by us, relied upon such certificates.

          Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that,

          1. The Company and the Corporate Guarantors are each a corporation or limited liability company, as indicated on Schedule I to the Credit Agreement, duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation or formation and in good standing in each jurisdiction wherein the conduct of its business or any ownership of its properties requires it to be qualified to do business except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and each has the corporate or limited liability company power and authority, as applicable, to own its assets and to transact the business in which it is now engaged and to execute and perform each of the Loan Documents to which it is a party.

          2. The Company and the Corporate Guarantors each have the requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform the Loan Documents to which it is a party, each of which has been duly authorized by all necessary and proper corporate or limited liability company action.

          3. The Loan Documents to which the Company or the Corporate Guarantors are a party constitute the legal, valid and binding obligation of the Company and the Corporate Guarantors (to the extent they are a party thereto) enforceable against the Company and each Corporate Guarantor, as the case may be, in accordance with their respective terms subject as to enforcement by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally, and by equitable principles of general application.

          4. Neither the execution and delivery by the Company and the Corporate Guarantors of the Loan Documents to which they are a party nor the performance by the Company or the Corporate Guarantors of their respective obligations under the Loan Documents, will (a) violate any law, rule or regulation or, to our knowledge, any order or decree of any court or governmental instrumentality binding upon the Company or any Corporate Guarantor, or (b) contravene the Certificate of Incorporation or By-Laws, or the Articles of Organization and Operating Agreement, as applicable, of the Company or any Corporate Guarantor or, result in a breach of or constitute a default (with due notice or lapse of time or both) under any agreements to which the Company or any Corporate Guarantor is bound of which we are aware, or, to our knowledge, result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Company or any Corporate Guarantor.

          5. Neither the Company nor any Corporate Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

          6. No consent or authorization of, filing with or other act by or in respect of any governmental authority is required to be obtained by the Company or any Corporate Guarantor for the valid execution, delivery and performance of the Loan Documents to which they are a party.

          7. Assuming the proceeds of each extension of credit pursuant to the Credit Agreement are used for the purposes set forth in Section 3.02 of the Agreement, the making of the loans contemplated therein and the application of the proceeds thereof will not violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          8. To the best of our knowledge there are no actions, suits or proceedings against any of the Company or any Corporate Guarantor, pending or threatened against the Company or any Corporate Guarantor, before any court, governmental agency or arbitrator which challenges the validity or enforceability of any Loan Document or which, if adversely determined against the Company or any Corporate Guarantor could reasonably be expected to have a Material Adverse Effect.


                                Very truly yours,